LOAN AGREEMENT

                    Dated as of June 29, 1998

                             Between

                      EPT DOWNREIT II, INC.
                           as Borrower

                               and

                      ARCHON FINANCIAL, L.P.

                            as Lender

                           Secured by:

                     Grand 24 (Dallas, Texas)
              Promenade 16 (Los Angeles, California)
                    Studio 30 (Houston, Texas)
            Ontario Mills 30 (Los Angeles, California)
               West Olive 16 (St. Louis, Missouri)
               Huebner Oaks 24 (San Antonio, Texas)
                    Lennox 24 (Columbus, Ohio)
            Mission Valley 20 (San Diego, California)

                        TABLE OF CONTENTS

                                                             Page
I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION . . . . . . . . . .1

     Section 1.1    Definitions. . . . . . . . . . . . . . . . .1
     Section 1.2    Principles of Construction . . . . . . . . 24

II.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 25

     Section 2.1    The Loan . . . . . . . . . . . . . . . . . 25
          2.1.1     Commitment . . . . . . . . . . . . . . . . 25
          2.1.2     Disbursement to Borrower . . . . . . . . . 25
          2.1.3     The Note . . . . . . . . . . . . . . . . . 25
          2.1.4     Use of Proceeds of Loan. . . . . . . . . . 25
     Section 2.2    Principal and Interest . . . . . . . . . . 26
          2.2.1     Principal and Interest . . . . . . . . . . 26
          2.2.2     Default Rate . . . . . . . . . . . . . . . 28
     Section 2.3    Loan Repayment and Defeasance. . . . . . . 28
          2.3.1     Repayment. . . . . . . . . . . . . . . . . 28
          2.3.2     Voluntary Defeasance of the Note . . . . . 28
          2.3.3     Repayment After Anticipated Prepayment Date31
          2.3.4     Repayment Upon Default . . . . . . . . . . 31
          2.3.5     Repayment After Casualty or Condemnation . 31
     Section 2.4    Release of the Mortgaged Properties. . . . 32
          2.4.1     Release of the Mortgaged Property. . . . . 32
          2.4.2     Further Assurances . . . . . . . . . . . . 32
          2.4.3     Release on Payment in Full . . . . . . . . 32
     Section 2.5    Payments and Computations. . . . . . . . . 33
          2.5.1     Making of Payments . . . . . . . . . . . . 33
          2.5.2     Computations . . . . . . . . . . . . . . . 33
          2.5.3     Loan Account . . . . . . . . . . . . . . . 33

III. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . 34
     Section 3.1    Conditions Precedent to the Loan . . . . . 34

IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 38
     Section 4.1    Borrower Representations . . . . . . . . . 38
     Section 4.2    Survival of Representations. . . . . . . . 50

V.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . 51
     Section 5.1    Borrower Covenants . . . . . . . . . . . . 51

VI.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 63
     Section 6.1    Borrower's Negative Covenants. . . . . . . 63

VII. ALTERATIONS AND EXPANSIONS; LEASING . . . . . . . . . . . 68
     Section 7.1    Alterations. . . . . . . . . . . . . . . . 68
     Section 7.2    Leasing. . . . . . . . . . . . . . . . . . 72

VIII.     CASUALTY AND CONDEMNATION. . . . . . . . . . . . . . 72
     Section 8.1    Insurance; Casualty and Condemnation . . . 72
          8.1.1     Insurance. . . . . . . . . . . . . . . . . 72
          8.1.2     Casualty; Application of Proceeds. . . . . 77
          8.1.3     Condemnation . . . . . . . . . . . . . . . 81

IX.  ACCOUNTS AND RESERVES . . . . . . . . . . . . . . . . . . 82
     Section 9.1    Establishment and Maintenance of Lock-Box
                    Deposit Account. . . . . . . . . . . . . . 82
     Section 9.2    Reserve Accounts . . . . . . . . . . . . . 83
          9.2.1     Establishment and Maintenance of Reserve
                    Accounts . . . . . . . . . . . . . . . . . 83
          9.2.2     Disbursements from the Reserve Accounts. . 84
          9.2.3 Disbursements from Deferred Maintenance Account Upon Completion or Determination . 85
          9.2.4     Release of Reserve Accounts Upon Repayment 85
          9.2.5     Obligations Unaffected . . . . . . . . . . 85
          9.2.6     Disbursements from the Reserve Accounts. . 85
     Section 9.3    Tax, Insurance and Ground Lease Escrow
                    Account. . . . . . . . . . . . . . . . . . 86
          9.3.1     Establishment. . . . . . . . . . . . . . . 86
          9.3.2     Application Generally. . . . . . . . . . . 86
     Section 9.4 Disbursements from the Deposit Account; Borrower's Obligation to Fund Deposit
                    Account. . . . . . . . . . . . . . . . . . 87
          9.4.1     Disbursements. . . . . . . . . . . . . . . 87
          9.4.2     Obligation to Fund; Deemed Payment . . . . 88
          9.4.3     Borrower to provide for Reconciliation of
                    Excess Disbursements . . . . . . . . . . . 89
     Section 9.5    No Release if Event of Default Exists. . . 89
     Section 9.6    Grant of Security Interest; Rights upon
                    Default. . . . . . . . . . . . . . . . . . 89
     Section 9.7    Lender Not Responsible . . . . . . . . . . 90
     Section 9.8    Inspections; Undertaking of Work . . . . . 90

X.   DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . 91
     Section 10.1   Event of Default . . . . . . . . . . . . . 91
     Section 10.2   Remedies . . . . . . . . . . . . . . . . . 93
     Section 10.3   Remedies Cumulative. . . . . . . . . . . . 94

XI.  PROPERTY MANAGEMENT . . . . . . . . . . . . . . . . . . . 94
     Section 11.1   Termination of Property Manager. . . . . . 94

XII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 95
     Section 12.1   Survival . . . . . . . . . . . . . . . . . 95
     Section 12.2   Permitted Investments; Eligible Accounts;
                    Eligible Institutions. . . . . . . . . . . 95
     Section 12.3   Governing Law; Consent to Jurisdiction . . 96
     Section 12.4   Modification, Waiver in Writing. . . . . . 98
     Section 12.5   Delay Not a Waiver . . . . . . . . . . . . 98
     Section 12.6   Notices. . . . . . . . . . . . . . . . . . 98
     Section 12.7   Trial by Jury. . . . . . . . . . . . . . . 99
     Section 12.8   Headings . . . . . . . . . . . . . . . . .100
     Section 12.9   Severability . . . . . . . . . . . . . . .100
     Section 12.10  Preferences. . . . . . . . . . . . . . . .100
     Section 12.11  Waiver of Notice . . . . . . . . . . . . .100
     Section 12.12  Remedies of Borrower . . . . . . . . . . .101
     Section 12.13  Expenses; Indemnity. . . . . . . . . . . .101
     Section 12.14  Exhibits and Schedules Incorporated. . . .102
     Section 12.15  Offsets, Counterclaims and Defenses. . . .102
     Section 12.16  No Joint Venture or Partnership. . . . . .102
     Section 12.17  Publicity. . . . . . . . . . . . . . . . .103
     Section 12.18  Cross-Collateralization Waiver of Marshalling
                    of Assets. . . . . . . . . . . . . . . . .103
     Section 12.19  Waiver of Counterclaim . . . . . . . . . .104
     Section 12.20  Conflict; Construction of Documents. . . .104
     Section 12.21  Brokers and Financial Advisors . . . . . .104
     Section 12.22  No Third Party Beneficiaries . . . . . . .104
     Section 12.23  Prior Agreements . . . . . . . . . . . . .105
     Section 12.24  Exculpation. . . . . . . . . . . . . . . .105
     Section 12.25  Loan Assignability by Lender.. . . . . . .106

SCHEDULES

Schedule 1     -    Deferred Maintenance Conditions
Schedule 2     -    Legal Descriptions of Mortgaged Properties
Schedule 3     -    Historical Capital Expenditures - 1995, 1996,
                    1997 and year-to-date 1998
Schedule 4     -    Unfunded Obligations
Schedule 5     -    Exceptions to Representations and Warranties
Schedule 6     -    Engineering Reports
Schedule 7     -    Security Deposits
Schedule 8     -    Allocated Loan Amounts

EXHIBITS

Exhibit A -    Deposit Account Agreement
Exhibit B -    Subordination, Non-disturbance and Attornment
               Agreement
Exhibit C -    Disbursement Request Form

     LOAN AGREEMENT, dated as of June 29, 1998 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between EPT DOWNREIT II, INC., a Missouri corporation, and ARCHON FINANCIAL, L.P., a Delaware limited partnership.

          All capitalized terms used herein shall have the respective meanings set forth in Section 1.1.

                       W I T N E S S E T H:

          WHEREAS, Borrower desires to obtain the Loan from Lender and secure the same by, among other things, the Borrower's interest in the real property commonly known as Grand 24 (Dallas, Texas), Promenade 16 (Los Angeles, California), Ontario Mills (Los Angeles, California), Mission Valley 20 (San Diego, California), Studio 30 (Houston, Texas), Huebner Oaks 24 (San Antonio, Texas), West Olive 16 (St. Louis, Missouri) and
Lennox 24 (Columbus, Ohio); and

          WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Definitions.

          For all purposes of this Agreement, except as otherwise expressly provided herein:

          "ACCEPTABLE PROPERTY MANAGER" shall mean any property manager retained by Borrower to manage one or more of the Mortgaged Properties, (i) which property manager has been approved by Lender and (ii) as to which Borrower shall have obtained a Rating Confirmation.

          "ADDITIONAL INTEREST" shall mean the excess of the amount payable as interest under the Note at the Revised Interest
Rate over the amount that would have been payable as interest under the Note at the Initial Interest Rate.

          "AEN" shall mean AMC Entertainment Inc., a Delaware corporation.

          "AFFILIATE" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

          "ALTA" shall mean American Land Title Association, or any successor thereto.

          "ALTERATION" shall have the meaning set forth in
Section 7.1.

          "ANNUAL BUDGET" shall mean Borrower's annual operating budget and, if required pursuant to this Agreement for the applicable period, the capital expenditures budget for any Fiscal Year setting forth, in reasonable detail, Borrower's good faith estimates of the anticipated results of operations of the Mortgaged Properties, including revenues from all sources, all Operating Expenses, management fees and, if required pursuant to this Agreement for the applicable period, Capital Expenditures and setting forth Borrower's leasing strategy, as applicable, for the Mortgaged Properties.

          "ANTICIPATED PREPAYMENT DATE" shall mean the Payment
Date occurring on July 11, 2008 (or, if such date is not a Business Day, the immediately preceding Business Day).

          "APPROVED ASSIGNEE" shall mean a "first-run" movie theater operator with a minimum net worth of One Hundred Million and No/100 Dollars ($100,000,000).

          "APPROVED BANKS" shall mean banks or other financial institutions which have (i) (a) a minimum net worth of Five Hundred Million and No/100 Dollars ($500,000,000) or (b) total assets of at least Five Billion and No/100 Dollars ($5,000,000,000) and (ii) a minimum long-term unsecured debt rating from the applicable Rating Agencies at least equivalent to the Required Rating.

          "ASSIGNMENT OF LEASES" shall mean, with respect to each Mortgaged Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Mortgaged Properties:
(i) Taxes, (ii) Insurance Premiums and (iii) ground rent, as applicable.

          "BORROWER" shall mean EPT DownREIT II, Inc., a Missouri corporation, together with its successors and assigns as permitted hereunder.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New
York are not open for business.

          "CAPITAL EXPENDITURES" shall mean those expenditures by or on behalf of Borrower with respect to the Mortgaged Properties that are required or permitted to be capitalized and amortized or depreciated in accordance with GAAP.

          "CAPITAL RESERVE ACCOUNT" shall have the meaning set forth in Section 9.2.1.

          "CASH" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

          "CASH AND CASH EQUIVALENTS" shall mean (i) Cash,
(ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated "AAA" or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least F-1+ (or its equivalent, as determined by Lender) by the applicable Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six
(6) months after the date of purchase of such obligation by Borrower or Lender, the note, instrument or letter of credit must be issued by a bank having a long-term unsecured debt rating from the applicable Rating Agencies at least equal to the Required Rating), (v) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase by Borrower or Lender and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term unsecured debt rating from each of the applicable Rating Agencies at least equal to the Required Rating), (vi) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term unsecured debt rating at least equal to the Required Rating), (vii) investments in money market funds and money market mutual funds, all the assets of which are comprised of investments described in clauses (i) through (vi) above, and
(viii) any other investment with respect to which a Rating Confirmation is obtained. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips. Any investment in Cash and Cash Equivalents shall have a maturity date not later than one Business Day prior to the date that the proceeds therefrom are required hereunder.

          "CASUALTY" shall have the meaning specified in
Section 8.1.2(a).

          "CERTIFICATES" shall have the meaning specified in the Cooperation Agreement.

          "CLOSE AFFILIATE" of a Person shall mean that such Person (i) satisfies the definition of "Affiliate" with respect to the other Person in question and (ii) owns one hundred percent (100%), is owned one hundred percent (100%) by, or is under one hundred percent (100%) common ownership with, the other Person in question.

          "CLOSING" or "CLOSING DATE" shall mean the date of the funding of the Loan.

          "CLOSING DATE NOI" shall mean Net Operating Income for the twelve (12) full-month period ending June 30, 1998. Closing
Date NOI for all of the Mortgaged Properties shall mean Seventeen
Million and No/100 Dollars ($17,000,000).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "COMMITMENT FEE" shall mean a fee payable to Lender in an amount equal to 0.50% of the original principal amount of the Loan.

          "CONDEMNATION" shall have the meaning set forth in
Section 8.1.3.

          "COOPERATION AGREEMENT" shall mean that certain
Mortgage Loan Cooperation Agreement, dated as of the date hereof, among Borrower, Sponsor, as indemnitor, and Lender.

          "CPI INCREASE" shall mean, when used to qualify a fixed dollar amount set forth herein at the date in question, such fixed dollar amount, as increased by the percentage by which the Consumer Price Index for All Urban Consumers published by the United States Department of Labor, applicable to the Index Area that includes the applicable Mortgaged Property or Mortgaged Properties (all items) (base year 1982-84 = 100) (the "CONSUMER PRICE INDEX"), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index, shall have increased over such Consumer Price Index (or successor, equivalent or comparable index, as applicable) for the month in 1998 in which the Closing Date occurs. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI Increase figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, as the same may be published by Prentiss-Hall, Inc. or any other nationally recognized publisher of similar statistical information selected by Lender (in its reasonable discretion). If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Lender shall reasonably select shall be substituted for the Consumer Price Index.

          "CREDIT FACILITY" shall mean a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, in respect of which Borrower has no reimbursement obligation and such reimbursement obligation is not secured by any Mortgaged Property or any other property pledged to secure the Loan, in favor of Lender and entitling Lender to draw thereon in New York, New York or in such other city as Lender's corporate trust office may be located at the time of the issuance of such letter of credit, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the then Required Rating, or, if there are no domestic banks or U.S.
agencies or branches of a foreign bank having such long-term unsecured debt rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank the long-term unsecured debt rating of which is not lower than "AA" by the applicable Rating Agencies. Such Credit Facility shall provide that it will automatically renew unless the issuer of such Credit Facility delivers written notice to Lender, as beneficiary, and Borrower, as account party, at least thirty (30) days prior to its expiration that such Credit Facility will not be renewed, and, in such case, shall provide that Lender, as beneficiary, shall be entitled to draw upon the full amount of such Credit
Facility. Without in any way limiting the generality of the foregoing, if any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is thirty
(30) days prior to its expiration, Lender shall be entitled to draw upon the full amount of such Credit Facility.

          "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan, including the Yield Maintenance Payments, if any, and any sums due under the Note, this Agreement, the Mortgage or in any other Loan Document.

          "DEBT SECURITIES" shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (x) are not subject to prepayment or redemption prior to maturity and (y) are rated not less than the then Required Rating; or any combination of the foregoing.

          "DEBT SERVICE" shall mean, with respect to any specified date or a particular period of time, scheduled principal (which shall not include any payments applied to principal after the Anticipated Prepayment Date pursuant to the terms of Section 9.4.1(8)) and interest payments under the Note due as of such date or payable during such period (including the last day thereof), as applicable.

          "DEBT SERVICE ACCOUNT" shall have the meaning set forth in Section 9.2.1(d).

          "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date, a ratio expressed as a fraction in which (a) the numerator is the Net Operating Income for the 12-month period ending on the last day of the month immediately preceding such date, and
(b) the denominator is the greater of (i) the aggregate Debt Service actually due and payable on the Note for such 12-month period and (ii) payments of interest only for such period based upon the original principal amount of the Loan and assuming a loan constant equal to 10.48% per annum, which ratio shall be calculated by Lender, pursuant to audits conducted by Lender, at Borrower's sole cost and expense, in accordance with Lender's customary audit policies and procedures, subject to the limitations set forth in Section 12.13(a)(i).

          "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" shall mean a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law and
(b) the greater of (x) the applicable Interest Rate plus five percent (5%) and (y) the rate from time to time publicly announced by The Wall Street Journal as the prime rate plus one percent (1%).

          "DEFEASANCE" shall have the meaning set forth in
Section 2.3.2(a).

          "DEFEASANCE DATE" shall have the meaning set forth in
Section 2.3.2(a).

          "DEFEASANCEDEPOSIT" shall mean an amount equal to the sum of (i) any costs and expenses incurred or to be incurred in the purchase of U.S. Government Securities including, without limitation, the purchase price thereof necessary to meet the Scheduled Defeasance Payments and (ii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with any transfer of the Note, or otherwise required to accomplish the agreements of Section 2.3.

          "DEFERRED MAINTENANCE CONDITIONS" shall mean the conditions at the applicable Mortgaged Properties described on
Schedule 1 hereto which Borrower shall have two (2) years from the Closing Date to correct.

          "DEFERRED MAINTENANCE RESERVE ACCOUNT" shall have the meaning set forth in Section 9.2.1.

          "DEPOSIT ACCOUNT" shall have the meaning given such term in Section 9.1.

          "DEPOSIT ACCOUNT AGREEMENT" shall mean an agreement among Borrower, Lender and the depositary bank, if any, for the Deposit Account, relating to the collection and application of all the Rents from the Mortgaged Properties, which agreement shall be in substantially the form attached hereto as Exhibit A, with such changes therein as shall be mutually agreeable to the parties thereto.

          "DISBURSING AGENT" shall mean Stewart Title Guaranty Company or, if Stewart Title Guaranty Company is unable or unwilling to act in such capacity, such other escrow agent as shall be acceptable to Master Tenant, Borrower and Lender.

          "ELIGIBLE ACCOUNT" shall have the meaning given such term in Section 12.2.

          "ELIGIBLE COLLATERAL" shall mean U.S. Government
Securities, Debt Securities, Credit Facility or Cash and Cash
Equivalents, or any combination thereof.

          "ELIGIBLE INSTITUTION" shall have the meaning given such term in Section 12.2.

          "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnification Agreement with respect to the Mortgaged Properties, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender.

          "EVENT OF DEFAULT" shall have the meaning set forth in
Section 10.1(a).

          "EXPANSION" shall have the meaning set forth in
Section 7.1.

          "FINAL COMPLETION" shall mean, with respect to any specified work, the final completion of all such work, including the performance of all "punch list" items, as confirmed by an

Officer's Certificate and, with respect to any Material
Alteration or Material Expansion, a certificate of the Independent Architect.

          "FISCAL YEAR" shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as of the relevant date in question.

          "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever of or for any federal, state, county, district, municipal, city or other governmental unit, whether now or hereafter in existence.

          "GROUND LEASE PROPERTY" shall mean the real property demised by the Ground Leases.

          "GROUND LEASES" shall mean, collectively, (a) with respect to that certain Mortgaged Property known as Mission Valley 20, that certain Lease between Mission Valley Partnership, as landlord, and American Multi-Cinema, Inc., as tenant, dated as of March 27, 1994, as evidenced by that certain Memorandum of Lease Terms dated as of March 27, 1994, between Mission Valley Partnership and American Multi-Cinema, Inc., as amended pursuant to that certain First Amendment to Lease dated as of December 5, 1994 between Mission Valley Partnership and American Multi-Cinema, Inc., as evidenced by that certain Memorandum of Lease dated January 6, 1995, as further amended pursuant to that certain Second Amendment to Lease dated as of January 1, 1997 between Mission Valley Partnership and American Multi-Cinema, Inc., as assigned by American Multi-Cinema, Inc. to Sponsor pursuant to that certain Assignment and Assumption Agreement dated as of November 21, 1997, as further assigned from Sponsor to Borrower pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof and (b) with respect to that certain Mortgaged Property known as Lennox 24, that certain Lease between Continental Acquisitions, Inc., as landlord, and American Multi-Cinema, Inc., as tenant, dated as of August 9, 1995, as evidenced by that certain Memorandum of Lease dated as of January 10, 1996 between Continental Acquisitions, Inc. and American Multi-Cinema, Inc., as amended pursuant to that certain First Lease Amendment dated as of August 30, 1995 between Continental Acquisitions, Inc. and American Multi-Cinema, Inc., as assigned by Continental Acquisitions, Inc. to Lennox Town Center Limited pursuant to that certain Assignment and Assumption Agreement dated September 14, 1995, as further amended pursuant to that certain Second Lease Amendment dated as of January 4, 1996 between Lennox Town Center Limited and American Multi-Cinema, Inc., as further amended pursuant to that certain Third Lease Amendment dated as of January 16, 1997 between Lennox Town Center Limited and American Multi-Cinema, Inc., as assigned by American Multi-Cinema, Inc. to Sponsor pursuant to that certain Assignment and Assumption Agreement as of November 21, 1997, as further assigned by Sponsor to Borrower pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof.

          "IMPROVEMENTS" shall have the meaning set forth in the Mortgage.

          "INDEPENDENT ARCHITECT" shall mean any reputable architecture or construction management firm selected by Lender that is licensed or registered in the jurisdiction where the applicable Mortgaged Property is located, as required by the laws of such jurisdiction, and is not affiliated with Borrower.

          "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 4.1(cc).

          "INITIAL INTEREST RATE" means a rate per annum equal to six and seven hundred seventy two thousandths percent (6.772%).

          "INSURANCE PREMIUMS" shall have the meaning set forth in Section 8.1.1(d).

          "INSURANCE REQUIREMENTS" shall mean all terms of any insurance policy required hereunder covering or applicable to the Mortgaged Properties or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters or of any other body exercising similar functions applicable to or affecting the Mortgaged Properties or any part thereof or any use of the Mortgaged Properties or any part thereof.

          "INTEREST ACCRUAL PERIOD" shall mean, with respect to any Payment Date, the period beginning on and including the eleventh (11th) day of the month preceding such Payment Date, provided, however, that with respect to the first Interest Accrual Period following the Closing Date, such Interest Accrual Period shall commence on, and include the Closing Date and shall end on, but exclude the eleventh (11th) day of the month in which such Payment Date occurs.

          "INTEREST RATE" shall mean the Initial Interest Rate or the Revised Interest Rate, as applicable.

          "INVESTMENT GRADE" shall mean having a long term unsecured debt rating not lower than BBB- (or the equivalent) by the applicable Rating Agencies.

          "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof or hereafter entered into by Borrower, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property including, without limitation, the Master Leases, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and all agreements related thereto and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "LEASE FORM" shall have the meaning set forth in
Section 5.1(s)(v).

          "LEASING GUIDELINES" shall have the meaning set forth in Section 5.1(s)(v).

          "LEGAL REQUIREMENTS" shall mean, with respect to Borrower and each Mortgaged Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or any Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Mortgaged Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to any Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "LENDER" shall mean Archon Financial, L.P., a Delaware limited partnership, and its successors or assigns.

          "LENDER EXPENSES" shall mean all reasonable out-of-pocket expenses and costs incurred by Lender or any Affiliate of Lender in connection with the making of the Loan, including, without limitation, costs or expenses incurred in connection with the preparation of audits (subject to the limitations set forth in Section 12.13(a)(i)), travel, the preparation of environmental and engineering reports, credit reports, appraisals, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and expenses in connection therewith and in connection with Lender's due diligence), mortgage recording taxes and other document filing fees and any other out-of-pocket expenses relating to credit and collateral evaluations (including, without limitation, preliminary evaluations prepared by any of the Rating Agencies) and for which Lender or any of Lender's Affiliates are customarily reimbursed.

          "LICENSES" shall have the meaning set forth in
Section 4.1(v).

          "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting (i) any of the Mortgaged Properties or any portion thereof or
(ii) Borrower, or any interest therein, including without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, notice or other instrument and mechanic's, materialmen's and other similar liens and encumbrances.

          "LOAN" shall mean the loan made to Borrower by Lender pursuant hereto and the other Loan Documents in the original principal amount of One Hundred Five Million and No/100 Dollars ($105,000,000), as evidenced by the Note, each Mortgage and the other Loan Documents.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, each Mortgage, each Assignment of Leases, the Environmental Indemnity, the Deposit Account Agreement and any other document executed in connection with the Loan (other than the Cooperation Agreement), as well as all other documents executed and/or delivered in connection with the Loan or hereafter delivered by or on behalf of Borrower pursuant to the requirements hereof or of any other Loan Document.

          "LOW DEBT SERVICE APPLICATION EVENT" shall mean, any time prior to the Anticipated Prepayment Date, that Net Operating Income of the Mortgaged Properties (calculated by Lender) for the twelve (12) month period prior to the applicable NOI Calculation Date is less than seventy-five percent (75%) of the Closing Date NOI.

          "LOW DEBT SERVICE RESERVE TRIGGER EVENT" shall mean, any time prior to the Anticipated Prepayment Date, that the Net Operating Income of the Mortgaged Properties (calculated by Lender) for the twelve (12) month period prior to the applicable NOI Calculation Date is less than eighty-five percent (85%) of the Closing Date NOI.

          "LOW DEBT SERVICE RETURN EVENT" shall mean, any time after a Low Debt Service Reserve Trigger Event and prior to the Anticipated Prepayment Date, as calculated as of the last day of two (2) consecutive calendar quarters, that (i) no Event of Default has occurred and is continuing and (ii) the Net Operating Income of the Mortgaged Properties for the twelve (12) month period prior to the applicable NOI Calculation Date is equal to or greater than eighty-five percent (85%) of the Closing Date NOI as calculated by Lender.

          "LOW DEBT SERVICE TRIGGER PERIOD" shall mean the period of time after a Low Debt Service Reserve Trigger Event until the occurrence of a Low Debt Service Return Event.

          "MASTER LEASE ROLLOVER ACCOUNT" shall have the meaning set forth in Section 9.2.1.

          "MASTER LEASE TENANT" shall mean American Multi-Cinema,
Inc., and its successors and/or assigns under any of the Master
Leases.

          "MASTER LEASES" shall mean, collectively, (a) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Grand 24 located in Dallas, Texas, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (b) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Promenade 16 located in Los Angeles, California, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (c) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Studio 30 located in Houston, Texas, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (d) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Ontario Mills 30 located in Los Angeles, California, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (e) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as West Olive 16 located in St. Louis, Missouri, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (f) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Huebner Oaks 24 located in San Antonio, Texas, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof; (g) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Lennox 24 located in Columbus, Ohio, as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof and (h) that certain Lease dated as of November 21, 1997 between Sponsor (as Borrower's predecessor in interest), as landlord, and Master Lease Tenant, as tenant, with respect to the Mortgaged Property known as Mission Valley 20 located in San Diego, California, as any such lease may be amended, modified, extended or renewed as assigned by Sponsor to Borrower pursuant to that certain Assignment of Lease dated as of the date hereof.

          "MATERIAL AGREEMENTS" shall mean any Property Management Agreement and all material agreements relating to the ownership, development, use, operation, leasing, maintenance or repair of the Mortgaged Properties (including those contracts identified, for purposes of Section 4.1(k), on Schedule 5 annexed hereto) and Operating Agreements.

          "MATERIAL ALTERATION" shall mean any Alteration to be performed by or on behalf of Borrower at any Mortgaged Property (other than an Alteration the cost of which a Tenant is obligated to repay or reimburse to the Borrower and which the Borrower reasonably believes will be so reimbursed, as applicable) the cost of which as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

          "MATERIAL CASUALTY" shall have the meaning set forth in
Section 8.1.2(c).

          "MATERIAL CONDEMNATION" shall have the meaning set forth in Section 8.1.2(c).

          "MATERIAL EXPANSION" shall mean any Expansion to be performed by or on behalf of Borrower at the Mortgaged Property, the total cost of which, as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

          "MATURITY DATE" shall mean the date on which the Note shall become due and payable as provided therein, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

          "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall have the meaning set forth in Section 2.2.1(b).

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MORTGAGE" shall mean, with respect to each Mortgaged Property, that certain first priority Mortgage (or Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Leasehold Deed of Trust or Leasehold Deed to Secure Debt), dated the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering such Mortgaged Property, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time.

          "MORTGAGED PROPERTIES" shall mean, collectively, the Borrower's fee and/or leasehold interest in the real property set forth on Schedule 2 hereto and encumbered by the related Mortgage and the improvements thereon, together with all rights pertaining to such property and improvements, as more particularly described in the Preliminary Statement of each Mortgage and referred to therein as the "Property" or the "Security Property", as the case may be.

          "MORTGAGED PROPERTY" shall mean any one of the Mortgaged Properties.

          "NET CASH FLOW" shall mean Net Operating Income less Capital Expenditures, leasing commissions and tenant improvement costs payable by Borrower, as same shall be calculated by Lender pursuant to audits conducted by Lender in accordance with Lender's customary audit policies and procedures, subject to the limitations set forth in Section 12.13(a)(i).

          "NET OPERATING INCOME" shall mean the excess of Operating Income over Operating Expenses for such period. In calculating Net Operating Income for any period as aforesaid, the most recently prepared annual audited financial statements for the Borrower (or the supplemental data results) shall be used, except that if any unaudited quarterly reports then available cover quarters since the end of the years covered in such annual audited financial statements, then the Net Operating Income determined in accordance with the immediately preceding sentence shall be adjusted by adding the Net Operating Income for the quarters covered in such unaudited quarterly reports and deducting the Net Operating Income for the corresponding quarters in the prior fiscal year. By way of illustration, if Net Operating Income were to be determined on May 15, 1997, Net Operating Income would equal Net Operating Income shown in the annual audited financial statements (or supplemental data therefor) for 1996, plus the Net Operating Income shown in the unaudited quarterly report for the first quarter of 1997, less the Net Operating Income shown in the unaudited quarterly report for the first quarter of 1996. Net Operating Income shall be calculated by Lender pursuant to audits conducted by Lender, at Borrower's sole cost and expense, in accordance with Lender's customary audit and procedures, subject to the limitations set forth in Section 12.13(a)(i).

          "NOI CALCULATION DATE" shall mean the date as of which Net Operating Income is being calculated.

          "NOTE" shall mean that certain Note of even date herewith, made by Borrower in favor of Lender in the principal amount of One Hundred Five Million and No/100 Dollars ($105,000,000), as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time.

          "OFFICER'S CERTIFICATE" shall mean a certificate made by an individual authorized to act on behalf of Borrower, including, to the extent applicable, any constituent Person with respect to Borrower. Without limiting the foregoing, if the individual signing the certificate is acting on behalf of a corporation, then such individual shall hold the office of president, vice president or chief financial officer (or the equivalent) with respect to such corporation.

          "OPERATING AGREEMENTS" shall mean reciprocal easement or operating agreements, covenants, conditions and restrictions, and similar agreements affecting any Mortgaged Property and binding upon and/or benefiting Borrower and other third parties.

          "OPERATING EXPENSES" shall mean, for any specified period, on an accrual basis, all expenses paid (or due and payable, except to the extent that the same constitute Trade Payables that are no more than sixty (60) days outstanding) by Borrower (or by Property Manager for the account of Borrower) during such period in connection with the operation of the Mortgaged Properties, including, without limitation, bookkeeping, accounting, insurance costs, wages and other costs and expenses incurred for the Mortgaged Property and legal expenses incurred in connection with the operation of the Mortgaged Properties, determined, in each case, consistently with GAAP. "Operating Expenses" shall not include (1) depreciation or amortization or other noncash items (other than expenses that are due and payable but not yet paid), (2) the principal of and interest on the Note or any other indebtedness of Borrower, (3) income taxes or other taxes (in the nature of income taxes), (4) any expenses, including legal, accounting and other professional fees, expenses and disbursements, incurred in connection with and allocable to the issuance of the Note, (5) the cost of leasehold improvements and Tenant allowances, leasing commissions and any Capital Expenditures, (6) distributions to the shareholders of Borrower or any asset management fees or similar compensation payable to any Affiliate of Borrower (to the extent the same are subordinated to the payment of the Loan) and (7) any item of expense which would otherwise constitute an Operating Expense but is payable directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

          "OPERATING INCOME" shall mean, for any specified period, all income received by Borrower or Property Manager for the account of Borrower during such period in connection with the operation of the Mortgaged Properties determined consistent with GAAP, including the following:

               (i) all Rent, charges received by Borrower (or by the Property Manager for the account of Borrower) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for improvements, Taxes and other amounts payable to Borrower (or to the Property Manager, if any, for the account of Borrower) under any Lease or other agreement relating to any of the Mortgaged Properties, pursuant to which any portion of the Mortgaged Properties, utilities, facilities, equipment, parking facilities or other services are furnished by Borrower (but excluding any security deposits received by Borrower or by Property Manager for the account of Borrower);

               (ii) all amounts payable to Borrower (or to the Property Manager for the account of Borrower) pursuant to Operating Agreements relating to any of the Mortgaged
     Properties;

               (iii)     condemnation awards to the extent that
     such awards constitute compensation for lost rent;

               (iv) business interruption and loss of "rental value" insurance proceeds to the extent such proceeds are allocable to such specified period;

               (v) income from Cash and Cash Equivalents and interest from notes in lieu of rent; and

               (vi) all other amounts received by Borrower (or Property Manager for the account of Borrower) during such period in respect of items which, in accordance with GAAP, would be included in Borrower's annual financial statements for such period or any other period as operating income of the Mortgaged Properties and which are reasonably expected to recur during the next two (2) years following the NOI Calculation Date.

Notwithstanding the foregoing clauses (i) through (vi), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Mortgaged Properties, other than of the types described in clause (iii) above, (C) any repayments received from Tenants of principal loaned or advanced to Tenants by Borrower, or (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is payable directly by any Tenant to a Person other than Borrower or its agent. Operating Income shall be calculated by Lender at Borrower's sole cost and expense, pursuant to audits conducted by Lender in accordance with Lender's customary audit policies and procedures, subject to the limitations set forth in Section 12.13(a)(i).

          "OPTIONAL DEFEASANCE DATE" shall mean the earlier of
(a) the third anniversary of the Closing Date and (b) the second anniversary of the Securitization.

          "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Mortgaged
Property, now or hereafter levied or assessed or imposed against any Mortgaged Property or any part thereof and payable by Borrower.

          "PAYMENT DATE" shall mean the 11th day of each calendar month or, if in any month the 11th day is not a Business Day, then the Payment Date for such month shall be the immediately prior Business Day.

          "PERMITTED ENCUMBRANCES" shall mean, collectively,
(a) the Liens and security interests created by the Loan
Documents, (b) all Liens, encumbrances and other matters disclosed in the applicable Qualified Title Policy, (c) Liens, if any, for Taxes or Other Charges not yet payable or delinquent or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii), (d) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlord's, mechanic's, materialmen's repairmen's and other similar Liens arising in the ordinary course of business, and Liens for workers' compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are being diligently contested in good faith in accordance with Section 5.1(b)(ii), (e) Leases, (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, including any of such matters incurred or entered into by Borrower in the ordinary course of business, which in each case do not diminish in any material respect the value of the applicable Mortgaged Property or affect in any material respect the validity, enforceability or priority of the Liens created by the Loan Documents, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

          "PERMITTED INDEBTEDNESS" shall mean (a) the Debt,
(b) unsecured Trade Payables incurred in the ordinary course of Borrower's business, which are customarily paid by Borrower within sixty (60) days of incurrence and are in fact not more than sixty (60) days outstanding and (c) such other unsecured indebtedness approved by Lender in its sole discretion and, after a Securitization, with respect to which Borrower has received a Rating Confirmation.

          "PERMITTED INVESTMENTS" shall mean the following, subject to qualifications hereinafter set forth:

          Obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the U.S. These obligations include, but are not limited to:

          U.S. Treasury obligations
               All direct or fully guaranteed obligations

          Farmers Home Administration
               Certificates of beneficial ownership

          General Services Administration
               Participation certificates

          U.S. Maritime Administration
               Guaranteed Title XI financing

          Small Business Administration
               Guaranteed participation certificates
               Guaranteed pool certificates

          U.S. Department of Housing and Urban Development
               Local authority bonds

          Washington Metropolitan Area Transit Authority
               Guaranteed transit bonds

     Federal Housing Administration debentures.

     Obligations of government-sponsored agencies that are not backed by the full faith and credit of the U.S., where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:

     Federal Home Loan Mortgage Corp. (FHLMC)
          Debt obligations

     Farm Credit System (formerly: Federal land Banks, Federal
          Intermediate Credit Banks, and Banks for Cooperatives)
          Consolidated system wide bonds and notes

     Federal Home Loan Banks (FHL Banks)
          Consolidated debt obligations

     Federal National Mortgage Association (FNMA)
          Debt obligations

     Student Loan Marketing Association (SLMA)
          Debt obligations

     Financing Corp. (FICO)
          Debt obligations

     Resolution Funding Corp. (REFCORP)
          Debt obligations.

     Federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than three hundred sixty-five (365) days of any bank, the short-term debt obligations of which are rated "A-1+" (or the equivalent) by the applicable Rating Agencies.

     Deposits that are fully insured by the Federal Deposit
          Insurance Corp. (FDIC).

     Debt obligations maturing in three hundred sixty-five
          (365) days or less that are rated AAA or higher (or the equivalent) by the applicable Rating Agencies.

     Commercial paper rated "A 1+" (or the equivalent) by the applicable Rating Agencies and maturing in three hundred sixty-five (365) days or less.

     Investments in certain short-term debt of issuers rated
          "A 1+" (or the equivalent) by the applicable Rating Agencies may be permitted with certain restrictions. The total amount of debt from "A 1+" issuers must be limited to the investment of an amount equal to Monthly Debt Service Payment Amount. The total amount of
          "A 1+" investments should not represent more than twenty percent (20%) of the rated issue's outstanding principal amount and each investment should not mature beyond thirty (30) days. Investment in "A 1+" (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits, and banker's acceptances.

     Investment in money market funds rated "AAAm" or "AAm G" (or the equivalent) by the applicable Rating Agencies.

     Such other investments as shall be approved in writing by means of a Rating Confirmation.

Notwithstanding the foregoing, "Permitted Investments": (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) as to the investments described in (1), (3), (4),
(5), (6), (7) and (8): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

          "PERSON" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

          "POLICIES" shall have the meaning specified in
Section 8.1.1(c).

          "PROBABLE MAXIMUM LOSS" shall mean the estimated loss from earthquake or ground shaking, expressed as a percentage of the replacement cost of the applicable Mortgaged Property, that has a ninety-eight percent (98%) confidence of nonexceedance in a five hundred (500) year period.

          "PROCEEDS" shall mean any amounts, awards or payments payable to Borrower, Master Tenant or Lender in respect of all or any part of the Mortgaged Properties in connection with a Casualty or Condemnation thereof after the deduction therefrom and payment to Borrower, Master Tenant and Lender, respectively, of any and all reasonable expenses incurred by Borrower, Master Tenant and Lender in the recovery thereof, including all attorneys' fees and expenses, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

          "PROPERTY MANAGEMENT AGREEMENT" shall mean any property management agreement entered into by Borrower and Property
Manager, pursuant to which the Property Manager is to provide property management and other services with respect to the Mortgaged Properties.

          "PROPERTY MANAGER" shall mean any property manager retained by Borrower to manage one or more of the Mortgaged Properties that constitutes an Acceptable Property Manager, or any replacement Property Manager appointed in accordance with
Section 11.1.

          "QUALIFIED SURVEY" shall mean a title survey of a Mortgaged Property that (A) is in form and content satisfactory to Lender, (B) is prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (or such other substantially equivalent standards as are prevalent in the state in which the applicable Mortgaged Property is located), (C) reflects the same legal description contained in the Qualified Title Policy relating to the applicable Mortgaged Property, (D) includes, among other things, a metes and bounds description of the real property comprising part of the applicable Mortgaged Property reasonably satisfactory to Lender and (E) satisfies the requirements of the title insurance company issuing the Qualified Title Policy with respect to the applicable Mortgaged Property for the omission of any survey exception to coverage thereunder.

          "QUALIFIED TITLE POLICY" shall mean an ALTA title insurance policy (1970 unmodified form, where issuable) issued by a title company reasonably acceptable to Lender, with reinsurance and direct access agreements reasonably acceptable to Lender, which title insurance policy shall (A) provide coverage in the Loan Amount, or such portion thereof as shall be acceptable to Lender, if "tie-in" endorsements are available, (B) insure Lender that the applicable Mortgage creates a valid first mortgage lien on the related Mortgaged Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and such standard exceptions and exclusions from coverage as Lender shall approve, (C) contain such endorsements and affirmative coverages as Lender may reasonably request, (D) name Lender as the insured and (E) be assignable by its terms with a transfer of the Loan.

          "RATING AGENCY" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc. or any other nationally-recognized statistical rating agency selected by Lender.

          "RATING CONFIRMATION" with respect to the matter in question, shall mean that as a condition thereto the Rating Agencies shall have confirmed in writing that (i) such investment, replacement or action shall not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates (if the Securitization has occurred), or (ii) such investment, replacement or action would not result, in and of itself, in a reduction, withdrawal or qualification of any rating for proposed Certificates then under consideration by the Rating Agencies (if the Securitization has not yet occurred); provided that if the Securitization has not taken (or as certified by Lender, will not take) the form of a transaction rated by the Rating Agencies, then "Rating Confirmation" shall instead mean that the matter in question shall be subject to the prior approval of the Lender which approval shall not be unreasonably withheld or delayed.

          "RELEASE INSTRUMENTS" shall have the meaning set forth in Section 2.4.1(c).

          "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC TRUST" shall mean a REMIC which holds the Note.

          "RENTS" shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to any of the Mortgaged Properties, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

          "REQUIRED RATING" shall mean the higher of (i) the highest rating then assigned by the applicable Rating Agencies to any of the Certificates and (ii) "A" (or its equivalent) by Standard & Poor's Ratings Group and Moody's Investors Service, Inc.

          "REQUIRED RECORDS" shall have the meaning set forth in
Section 5.1(j)(viii).

          "RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.2.1.

          "RESTORATION" shall have the meaning set forth in
Section 8.1.2(b).

          "REVISED INTEREST RATE" shall mean the greater of
(i) the Initial Interest Rate plus two percent (2%) and (ii) the Treasury Rate on the Anticipated Prepayment Date plus two percent
(2%).

          "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.3.2(b).

          "SECURITIES ACT" shall have the meaning set forth in
Section 5.1(j)(vii).

          "SECURITIZATION" shall have the meaning set forth in the Cooperation Agreement.

          "SECURITY AGREEMENT" shall have the meaning set forth in Section 2.3.2(a).

          "SERVICER" shall mean the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Servicing
Agreement, such successor servicer. If at any time no entity shall be so appointed, Servicer shall be deemed to refer to Lender.

          "SERVICING AGREEMENT" shall mean any trust, pooling and servicing agreement or trust and servicing agreement that may be entered into from time to time in connection with any Securitization of the Loan.

          "SINGLE PURPOSE ENTITY" shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Mortgaged Properties, does not engage in any business unrelated to the Mortgaged Properties and the financing thereof, does not have any assets other than the Mortgaged Properties or the financing thereof, or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person. If the foregoing entity is a partnership or limited liability company, (i) its partnership agreement or operating agreement (as applicable) must provide that the partnership or limited liability company will dissolve upon the withdrawal or dissolution of the last remaining general partner or managing member (if there is a managing member), but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety
(90) days, by majority vote elect to continue the partnership or limited liability company and appoint a new general partner or new managing member, (ii) (unless waived by the Rating Agencies) there must be at all times at least one general partner or managing member (as applicable) that is a Single Purpose Entity formed solely for the purpose of acting as such general partner or managing member, as applicable, and (iii) the partnership agreement or operating agreement (as applicable) must provide that the dissolution and winding up or insolvency filing of such partnership or limited liability company requires the unanimous consent of all general partners or members, respectively. If the foregoing entity is a corporation, the entity's certificate of incorporation must include provisions substantially similar to those contained in the certificate of incorporation of the general partner hereto and that otherwise limit its business to a single purpose as described above in the first sentence of this definition. Any other entity seeking to qualify as a Single
Purpose Entity shall have adopted provisions in its governing documents that are substantively similar to the provisions contained in the certificate of incorporation of the general partner of the Borrower as of the date hereof and described above for partnerships and corporations.

          "SPECIAL SERVICER" shall mean the entity appointed by Lender to specially service the Loan or its successor in interest, or if any successor special servicer is appointed pursuant to the Servicing Agreement, such successor servicer. If at any time no entity shall be so appointed, Special Servicer shall be deemed to refer to Lender.

          "SPONSOR" shall mean Entertainment Properties Trust.

          "STATED MATURITY DATE" shall mean July 11, 2028 (or, if such date is not a Business Day, the immediately preceding
Business Day).

          "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.3.2(c).

          "TAX, INSURANCE AND GROUND LEASE ESCROW ACCOUNT" shall have the meaning set forth in Section 9.3.1.

          "TAX, INSURANCE AND GROUND LEASE ESCROW PERIOD" shall mean any of the following (i) any time following the occurrence of the Anticipated Prepayment Date; (ii) any time following the occurrence of a Default; (iii) any time following the occurrence of a default by any Tenant under any of the Master Leases;
(iv) any time following an assignment by Master Lease Tenant of any of the Master Leases to a Person with an unsecured credit rating lower than "B2" by Moody's (or its equivalent by another Rating Agency) unless the obligations of such assignee under such Master Lease are guaranteed, pursuant to a lease guaranty satisfactory in form and substance to Lender, by a guarantor having an unsecured credit rating of no lower than "B2" by Moody's (or its equivalent by another Rating Agency); (v) any period during which the current unsecured credit rating of AEN or any assignee of Master Tenant under any Master Lease (or, if applicable, any guarantor of such assignee's obligations under such Master Lease) is below "B2" by Moody's (or its equivalent by another Rating Agency); or (vi) the occurrence of a Low Debt Service Trigger Period.

          "TAXES" shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against Borrower or any Mortgaged Property or rents therefrom or which may become Liens.

          "TENANT" shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease including, without limitation, the Master Lease Tenant.

          "TERM SHEET" shall mean that certain Term Sheet between Sponsor and Goldman Sachs Mortgage Company dated May 4, 1998.

          "TERMINATION FEE" shall have the meaning set forth in
Section 7.2(c).

          "TERMINATION PAYMENT ACCOUNT" shall have the meaning set forth in Section 7.2(c).

          "THRESHOLD AMOUNT" shall mean an amount equal to or greater than five percent (5.0%) of the allocated loan amount for the applicable Mortgaged Property as set forth on Schedule 8 hereto.

          "TRADE PAYABLES" shall mean amounts payable by Borrower for or in respect of the operation of any portion of the Mortgaged Property in the ordinary course and which would under GAAP be regarded as ordinary expenses, as well as leasing commissions and tenant improvements, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to any Mortgaged Property or Borrower, but only to the extent payable by or on behalf of Borrower and not by or on behalf of a Tenant.

          "TREASURY CONSTANT YIELD" shall mean the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of the Telerate service, or if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section 504 in the weekly statistical release designated H.15519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the Payment Date occurring on the Anticipated Prepayment Date; if no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

          "TREASURY RATE" shall mean, as of the Anticipated Prepayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Anticipated Prepayment Date of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Stated Maturity Date.

          "UNFUNDED OBLIGATIONS" shall mean, collectively, all unfunded obligations of Borrower with respect to the Master
Leases including, without limitation, rent, tenant improvements and leasing commissions, as set forth on Schedule 4.

          "UNFUNDED OBLIGATIONS RESERVE ACCOUNT" shall have the meaning set forth in Section 9.2.1(b).

          "UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as in effect in the state in which the applicable Mortgaged Property is located.

          "U.s. government securities" shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

          "YIELD MAINTENANCE PAYMENTS" shall have the meaning set forth in Section 2.3.4.

SECTION 1.2    PRINCIPLES OF CONSTRUCTION.

          All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation". The terms "Mortgaged Properties" and "Mortgaged Property" shall be construed to be followed the phrase "or any part or portion thereof". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the Standard & Poor's Ratings Group nomenclature, it being understood that unless otherwise expressly stated to the contrary, the category indicated will instead be deemed to be the actual category of the applicable Rating Agencies; provided that if a specified rating (or its equivalent) from the applicable
Rating Agencies is required hereunder with respect to an issuer or a security (other than the Certificates), and Fitch IBCA, Inc., as one of the applicable Rating Agencies in connection with a Securitization, does not rate the issuer or security in question, then such requirement hereunder shall nevertheless be deemed satisfied so long as Standard & Poor's Ratings Group and Moody's Investors Service, Inc. rate such issuer or security at or greater than the required rating level.

II.  GENERAL

SECTION 2.1    THE LOAN.

          2.1.1 COMMITMENT. Subject to and upon the terms and conditions set forth herein, including the conditions precedent set forth in Section 3.1, Lender hereby agrees to make the Loan to Borrower on the Closing Date, which Loan shall mature on the Stated Maturity Date. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

          2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one disbursement hereunder in respect of the Loan. Borrower shall receive the proceeds of the Loan on the Closing Date, subject to the direction given by Borrower as to the application of Loan proceeds to pay the Lender Expenses and the Commitment Fee and to fund (i) the Unfunded Obligations Reserve Account, (ii) the Capital Reserve Account, (iii) the Deferred Maintenance Reserve Account and (iv) the initial Monthly Debt Service Payment Amount, which will be escrowed with Lender and applied on the initial Payment Date, all in accordance with the provisions of this Agreement. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

          2.1.3 THE NOTE. The Loan shall be evidenced by the Note, in the aggregate original principal amount of the Loan.
The Note shall bear interest at the Interest Rate. The Note shall be subject to repayment as provided in Section 2.3, shall be entitled to the benefits of this Agreement and shall be secured by a Mortgage granting a first mortgage lien on each Mortgaged Property and by certain of the other Loan Documents.

          2.1.4 USE OF PROCEEDS OF LOAN. Borrower shall use the proceeds of the Loan to (i) repay, discharge or refinance the existing loan or loans relating to the Mortgaged Properties and retire or refinance the existing indebtedness with respect to the Mortgaged Properties, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Mortgaged Properties and to pay Operating Expenses and other budgeted and approved expenses relating to the Mortgaged Properties, (iii) fund the Deferred Maintenance Reserve Account, the Unfunded Obligations Reserve Account and the Capital Reserve Account, (iv) fund the initial payment of interest on the Loan pursuant to Section 2.2.1(a), pay costs and expenses actually incurred in connection with the Closing of the Loan, (v) pay Lender Expenses, (vi) pay the Commitment Fee, (vii) pay related costs or expenses in connection with any of the foregoing and establish escrows and reserves for future expenses and any transaction contemplated by any Loan Document, (viii) pay any unpaid purchase price due to Sponsor in connection with the acquisition by Borrower of any Mortgaged Property and (ix) pay any remaining proceeds to Sponsor by dividend or other distribution, subject to compliance by Borrower with the representations, warranties and covenants set forth in
Section 4.1(cc).

SECTION 2.2    PRINCIPAL AND INTEREST.

          2.2.1     PRINCIPAL AND INTEREST.

          (a) Subject to Section 2.2.1(d), from the date hereof to but excluding the Maturity Date, Borrower shall pay interest on the outstanding principal balance of the Loan at the applicable Interest Rate computed in accordance with
Section 2.5.2 (it being acknowledged that from and after the Anticipated Prepayment Date, interest on the Note shall accrue at the Revised Interest Rate). On the date hereof, Borrower shall make a payment of interest on the Loan at the Initial Interest Rate for the period from and including the date hereof to but excluding the Payment Date on July 11, 1998, which payment of interest shall be deposited in the Deposit Account and applied on the initial Payment Date.

          (b) Commencing with the Payment Date on August 11, 1998 and on each and every Payment Date thereafter through and including the Maturity Date, the principal amount of the Loan and interest thereon at the Initial Interest Rate shall be payable in arrears in monthly installments of (i) principal based on a thirty (30) year amortization schedule and (ii) interest at such rate as computed in accordance with Section 2.5.2 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"). Unless otherwise elected by Lender, such payments shall be applied first to the payment of interest with the remainder of such payment being applied to the reduction of the outstanding principal balance of the Note.

          (c) From and after the Anticipated Prepayment Date, in addition to the principal to be repaid pursuant to
Section 2.2.1(b), Borrower shall repay on each Payment Date the principal of the Loan to the extent provided for under
Section 2.2.1(e)(7).

          (d) From and after the Anticipated Prepayment Date, Additional Interest shall be due and payable in accordance with the terms of Section 2.2.1(e)(8) and, to the extent unpaid by reason of insufficient Receipts, shall be deferred, be added to the Debt and, to the extent permitted by applicable law, accrue interest at the Revised Interest Rate.

          (e) Commencing on the Anticipated Prepayment Date and continuing on each Payment Date thereafter until the entire Debt has been paid in full, any and all cash receipts with respect to the Mortgaged Properties from whatever source (including the items referred to in the definition of Operating Income) (collectively, "RECEIPTS"), whether the same are deposited into the Deposit Account or otherwise received by a Borrower, the Property Manager or Lender during the immediately preceding calendar month, shall be applied as follows in the following order of priority:

               (1) First, payments to the Tax, Insurance and Ground Lease Escrow Account in the amount, if any, required to be reserved pursuant to Section 9.3;

               (2)  Second, payments to Lender to pay the Monthly
     Debt Service Payment Amount, which amount shall immediately be available and payable to Lender;

               (3) Third, to Borrower in an amount equal to the Operating Expenses, approved by Lender, if applicable, in the Annual Budget for the month immediately prior to the month in which such Payment Date occurs; provided that Borrower shall have delivered to Lender an Officer's Certificate, dated no less than five (5) days prior to such Payment Date, that there is not outstanding for more than sixty (60) days any amounts claimed by any creditor to be due and owing from Borrower (except for claims Borrower is in good faith contesting and the payment for which Borrower has escrowed with Lender), and that the amounts disbursed to Borrower pursuant to this clause (3) shall be used by Borrower solely to pay its creditors; provided further that Borrower shall have the right, by notice given to Lender not later than the sixth (6th) Business Day prior to the Payment Date, to request an additional amount to pay Operating Expenses in excess of the budgeted amount with respect to the Mortgaged Property, up to one hundred five percent (105%) of the budgeted amount on a cumulative year-to-date basis (less any amounts previously received by Borrower pursuant to this proviso in any prior month during such year), but in no event shall such additional amount exceed more than fifteen percent (15%) of such month's budgeted amount for Operating Expenses; such notice by Borrower shall be accompanied by an Officer's Certificate certifying that the additional amount requested is required to pay Operating Expenses in excess of those budgeted;

               (4) Fourth, to the Capital Reserve Account, in accordance with the provisions of Section 9.4.1(5);

               (5)  Fifth, payments for extraordinary Capital
     Expenditures approved in writing by Lender;

               (6)  Sixth, payments to Lender to prepay the
     outstanding principal of the Note until such principal amount is paid in full;

               (7) Seventh, payments to Lender to be applied to the payment of accrued and unpaid Additional Interest;

               (8)  Eighth, payments to Lender to pay any
     interest at the Default Rate due and owing under the Loan
     Documents and any other amounts due and owing under the Loan
     Documents; and

               (9) Ninth, payments to the Borrower or any Person lawfully entitled thereto.

          (f) Notwithstanding anything herein to the contrary, the failure of Borrower to make all of the payments required under clauses (1) through (4) above in full from and after the Anticipated Prepayment Date shall constitute an Event of Default. However, the failure of Borrower to pay any amounts required to be paid under clauses (5) through (9) above, including Additional Interest on a Payment Date, as a result of insufficient Receipts for such payment shall not in itself constitute a Default or Event of Default hereunder. All accrued and unpaid Additional Interest shall nonetheless be due and payable on the Maturity Date.

          (g) Except as provided in clause (e) above and unless otherwise expressly provided herein or elected by Lender, payments made by Borrower in respect of the principal and interest of the Loan shall be applied first to the payment of interest with the remainder of such payment being applied to the reduction of the outstanding principal balance of the Note.

          2.2.2 DEFAULT RATE. If an Event of Default shall have occurred and is continuing (including the failure of Borrower to make a payment of principal or interest on the Payment Date therefor, regardless of the grace period provided under Section 10.1(c) but subject to Section 2.21(f), Borrower shall pay interest at the Default Rate on the outstanding amount of the Loan together with any due but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment or full performance by Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

SECTION 2.3    LOAN REPAYMENT AND DEFEASANCE.

          2.3.1 REPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment and all other amounts due to Lender in connection with the Loan. Other than as set forth in Section 2.3.3 below, or as required or permitted pursuant hereto in connection with a Casualty or Condemnation, Borrower shall have no right to prepay all or any portion of Loan.

          2.3.2     VOLUNTARY DEFEASANCE OF THE NOTE.

          (a) After the Optional Defeasance Date and subject to the terms and conditions set forth in this Section 2.3.2, Borrower may defease all (but not less than all) of the Loan evidenced by the Note with U.S. Government Securities (a
"DEFEASANCE"). Defeasance shall be subject, in each case, to the satisfaction of the following conditions precedent:

               (i)  Borrower shall provide not less than thirty
     (30) days' prior written notice to Lender specifying the date (the "DEFEASANCE DATE") on which the Defeasance Deposit is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal balance of the Note as of the Defeasance Date.

               (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date (and if the Defeasance Date is not a Payment Date, the Defeasance Deposit shall take into account the interest that would have accrued on the Note to but not including the next Payment Date).

               (iii)     Borrower shall pay to Lender all other
     sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, each Mortgage and the other Loan Documents.

               (iv) No Event of Default shall exist on the Defeasance Date.

               (v)  Borrower shall pay to Lender the required
     Defeasance Deposit for the Defeasance.

               (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender (in its reasonable judgment), creating a first priority lien on the Defeasance Deposit and the U.S. Government Securities purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.3.2 (the "SECURITY AGREEMENT").

               (vii)     Borrower shall deliver to Lender an
     opinion of counsel for Borrower in form and substance satisfactory to Lender in its sole discretion stating, among other things, that Lender has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.

               (viii)    If a Securitization has occurred,
     Borrower shall deliver to Lender an opinion of counsel for Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies that the transfer of the Defeasance Deposit in exchange for a release of the Liens on the Mortgaged Properties (a) will not result in a deemed exchange of the Certificates pursuant to Section 1001 of the Code, (b) will not, by itself, adversely affect the status of the Certificates as indebtedness for federal income tax purposes and (c) will not adversely affect the status of the entity holding the Note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC and that the Note was transferred to such REMIC not later than two years prior to the Defeasance Date);

               (ix) If required by the applicable Rating
     Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower, if any, in form and substance satisfactory to Lender and the applicable Rating Agencies.

               (x)  Borrower shall deliver to Lender an Officer's
     Certificate certifying that the requirements set forth in this Section 2.3.2(a) have been satisfied.

               (xi) Borrower shall deliver such other
     certificates, documents or instruments as Lender may reasonably request.

               (xii) Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance, including any costs and expenses associated with the release of the Lien of each Mortgage as provided in
     Section 2.4 and reasonable attorneys' fees and expenses.

               (xiii)    Borrower shall deliver to Lender a
     confirmation, in form and substance reasonably satisfactory to Lender, by a nationally recognized independent certified public accounting firm, that the Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by Borrower hereunder in connection with the proposed Defeasance.

               (xiv)     Borrower shall deliver to Lender a
     Ratings Confirmation with respect to such Defeasance.

          (b) In connection with the conditions set forth above in Section 2.3.2(a), Lender shall use the Defeasance Deposit in accordance with Borrower's express instructions to purchase U.S. Government Securities which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date and in amounts equal to the Debt Service due on such dates under the Note (the "SCHEDULED DEFEASANCE PAYMENTS"), provided that for purposes of the foregoing, the principal portion of the Scheduled Defeasance Payment on the Anticipated Prepayment Date shall be deemed to include the entire scheduled outstanding principal of the Loan as of such Payment Date. Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Lender and applied to satisfy the obligations of Borrower under the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.3.2 and satisfy Borrower's obligations under Section 2.3 shall be remitted to Borrower.

          (c)  Upon compliance with the requirements of this
Section 2.3.2:

               (i) the pledged U.S. Government Securities shall be the sole source of collateral securing the Note;

               (ii) if requested by Borrower, Lender shall designate a successor entity (the "SUCCESSOR BORROWER") to which Borrower shall transfer and assign all obligations, rights and duties under and to the Note and the pledged U.S. Government Securities (and the obligation of the Lender named herein to designate a Successor Borrower shall be retained by such Person notwithstanding the sale or transfer of the Loan unless such obligation is specifically assumed by a transferee of the Loan). Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of all of its obligations thereunder and released from all of its obligations in respect of the Loan other than (i) Article IV of this Agreement, (ii) Sections 12.3 through 12.13 and
     12.15 through 12.23 of this Agreement, (iii) the Environmental Indemnity and (iv) the Cooperation Agreement. Borrower shall pay One Thousand and No/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything herein or in the Loan Documents that may be construed to the contrary, no other assumption fee shall be payable to the Successor Borrower upon or in consideration for its assumption of the Note and the Security Agreement in accordance with this
     Section 2.3.2.(c), but Borrower shall pay all out-of-pocket costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

          2.3.3 REPAYMENT AFTER ANTICIPATED PREPAYMENT DATE. Borrower shall have the right, on not less than twenty (20) days' notice, to prepay the Loan on any Payment Date, in whole or in part, at any time and from time to time, from and after the Anticipated Prepayment Date without penalty or premium.

          2.3.4 REPAYMENT UPON DEFAULT. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default at any time prior to the Anticipated Prepayment Date, Borrower shall be required to make such payments (the "YIELD MAINTENANCE PAYMENTS") in an amount equal to the greater of (a) one percent (1%) of the outstanding principal balance of the Loan immediately prior to such prepayment or (b) the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Loan to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to (and including) the Anticipated Prepayment Date, discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months and
(B) the aggregate respective present values of all scheduled principal payments in respect of the Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming for these purposes that the entire outstanding scheduled principal amount of the Loan as of the Anticipated Prepayment Date were to be paid in full on such Payment Date (rather than over the period ending on the Stated Maturity Date), discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Loan (or the then unpaid portion thereof to be prepaid upon acceleration). If the Yield Maintenance Payments as calculated pursuant to this Section 2.3.4 would not be a positive number, the Yield Maintenance Payments are zero. For purposes of this Section 2.3.4, the amount of the Loan on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. The determination of the Yield Maintenance Premium by Lender shall be conclusive and binding on Borrower in the absence of manifest error.

          2.3.5 REPAYMENT AFTER CASUALTY OR CONDEMNATION. Borrower shall have the right to prepay any outstanding principal balance of the Loan in whole or in part as required or permitted in connection with a Casualty or Condemnation pursuant to this Agreement without penalty or premium.

SECTION 2.4    RELEASE OF THE MORTGAGED PROPERTIES.

          Except as set forth in this Section 2.4, no repayment, prepayment or Defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgages on the Mortgaged Properties.

          2.4.1     RELEASE OF THE MORTGAGED PROPERTIES.

          (a) If Borrower has elected Defeasance, and the requirements of Section 2.3.2 have been satisfied, the Mortgaged Properties shall be released from the Liens of the Mortgages and the U.S. Government Securities, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note and Borrower shall be released from its obligations under the Loan Documents (other than the Environmental Indemnity and the Cooperation Agreement, which shall terminate in accordance with their terms and other than as specified in
Section 2.3.2(c)(ii)) to the extent such obligations relate to the Mortgaged Properties; provided, however, that Borrower shall not be released from any indemnification obligations that relate to the Mortgaged Properties and all such indemnification obligations shall survive.

          (b) In connection with the release of the Lien contemplated in Section 2.4.1(a), Borrower shall submit to Lender, not less than twenty (20) days prior to the Defeasance Date, a release of Liens (and related Loan Documents) for the Mortgaged Properties (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, "RELEASE INSTRUMENTS"), together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Lender shall execute such Release Instruments on or prior to the Defeasance Date if all of the conditions herein to such release of Lien have been satisfied.

          2.4.2 FURTHER ASSURANCES. To the extent any Release Instrument executed and delivered under Section 2.4.1(b) is insufficient to effect the release to be effected in accordance with the terms hereof, Lender shall remain obligated to execute and deliver, at Borrower's expense, such further Release Instruments as Borrower may reasonably request and submit to Lender.

          2.4.3 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all of the Debt in accordance with the terms of the Loan Documents, release the Lien of each Mortgage and other Loan Documents not theretofore released.

SECTION 2.5    PAYMENTS AND COMPUTATIONS.

          2.5.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:30 p.m. New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Except as otherwise provided herein, whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

          2.5.2 COMPUTATIONS. Interest with respect to each Payment Date, will be computed based on the actual number of days in the related Interest Accrual Period and a 360-day year.

          2.5.3 LOAN ACCOUNT. Lender shall maintain a loan account on its books in the name of Borrower in which will be recorded the Loan and all payments and prepayments of principal of and interest on the Loan (provided that any error in such loan account shall not in any manner affect the obligations of Borrower to repay the Loan in accordance with the terms of this Agreement, the Note and the other Loan Documents). In addition to the rights of Borrower to have informational computer access to the Deposit Account, the Tax, Insurance and Ground Lease Escrow Account and any Reserve Account, Lender shall, upon the written request of Borrower, not more often than monthly, provide such information as it has in its possession regarding the records maintained in accordance with the first sentence hereof and information regarding funds on deposit in the Deposit Account. In addition, Lender shall, or shall direct Servicer, if any, to provide to Borrower, within five (5) Business Days of the end of each month, monthly reports showing deposits into and disbursements, transfers or credits, as the case may be, from the Tax, Insurance and Ground Lease Escrow Account and each Reserve Account, and setting forth, as of the end of each month, a schedule of the Permitted Investments contained in each such account and schedules of all transactions involving Permitted Investments during the month. On the third Business Day preceding each Payment Date, Lender or Servicer, if any, shall notify Borrower (by telephone with confirmation by facsimile) if there is any insufficiency in the Deposit Account of funds required to make all of the transfers described in Sections 9.4.1(1) through (5) on such Payment Date, and the amount of such insufficiency, in each case as of the opening of business as of such third Business Day, provided that the failure to provide such notice shall not excuse Borrower's performance of any of its obligations hereunder or under any other Loan Document.

III. CONDITIONS PRECEDENT

SECTION 3.1    CONDITIONS PRECEDENT TO THE LOAN.

          The obligation of Lender to make the Loan is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

          (a) Representation and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

          (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

          (c)  Delivery of Loan Documents; Title Insurance; Reports; Leases.

               (i) Mortgages, Assignments of Agreements. Lender shall have received from Borrower fully executed and acknowledged counterparts of each Mortgage and each Assignment of Leases relating to each Mortgaged Property and evidence that a counterpart of each such Mortgage and Assignment of Leases has been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording a valid and enforceable Lien upon the applicable Mortgaged Property, of first lien priority, in favor of Lender (or a deed trustee if required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, the other Loan Documents and appropriate UCC-1 financing statements.

               (ii) Title Insurance. Lender shall have received a Qualified Title Policy with respect to each Mortgaged
     Property and evidence that all premiums in respect thereof have been paid.

               (iii)     Survey.  Lender shall have received a
     Qualified Survey for each Mortgaged Property.

               (iv) Insurance. Lender shall have received valid ACCORD 27 certificates of insurance, or their equivalent, for the Policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all premiums then due and payable for the existing policy period.

               (v) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended, a Phase II environmental report) in respect of each Mortgaged Property that is satisfactory to Lender.

               (vi) Zoning. Lender shall have received, at Lender's option, letters or other evidence with respect to each Mortgaged Property from the appropriate authorities (or other Persons) concerning applicable zoning and building laws, or zoning endorsements in the applicable Qualified Title Policy, if available.

               (vii) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage on the applicable Mortgaged Property, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

               (viii) Engineering and Seismic Reports. Lender shall have received an engineering report satisfactory to Lender (including a report with respect to compliance with all Legal Requirements (including, without limitation, the Americans with Disabilities Act)) in respect of each Mortgaged Property. Lender shall have received a seismic report with respect to each Mortgaged Property located in an area having seismic activity, which seismic report shall include the Probable Maximum Loss calculation and shall be satisfactory to Lender.

               (ix) Material Agreements. Lender shall have received true and complete copies of all Material
     Agreements.

               (x) Leases and Operating Agreements. Lender shall have received true and complete copies of any other
     Leases. Lender shall have received true and complete copies of all Operating Agreements and all Ground Leases.

               (xi) Capital Expenditures. Lender shall have received Schedule 3 detailing (a) any Capital Expenditures by Sponsor or Borrower at the Mortgaged Properties for 1995, 1996, 1997 and the year-to-date period ended June 15, 1998 satisfactory to Lender and (b) to the extent available to Borrower under the Master Leases, all capital expenditures by Tenant at the Mortgaged Properties for 1995, 1996, 1997 and the year-to-date period ended June 15, 1998.

          (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

          (e) Delivery of Organizational Documents and Qualifications. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (i) copies certified by an officer of the members of Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business as Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

          (f) Opinions of Borrower's Counsel. Lender shall have received legal opinions of Borrower's counsel (i) with respect to the non-consolidation of Borrower in the event of an insolvency proceeding being brought against, or the bankruptcy of certain beneficial owners of Borrower including Sponsor and (ii) with respect to due execution, delivery, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

          (g)  Budgets.  Borrower shall have delivered the Annual
Budget for the Mortgaged Properties for the balance of the current Fiscal Year.

          (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

          (i) Estoppels. Lender shall have received estoppel letters from the Master Lease Tenant with respect to each of the Master Leases and from any other Tenants, in each case in form and substance satisfactory to Lender.

          (j) Photographs. If Lender shall have so requested, Lender shall have received photographs of the interior and exterior of each Mortgaged Property.

          (k) No Material Adverse Change. Lender shall be satisfied that as of the Closing Date, there shall be no material adverse change or development since the date of the Term Sheet in the financial condition or operations of the Borrower, the Mortgaged Properties or any Property Manager.

          (l) Ground Lessor Estoppel. Lender shall have received an executed estoppel letter from the lessor under each Ground Lease, which shall be in form and substance satisfactory to Lender.

          (m) Operating Agreement Estoppels. Lender shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance satisfactory to Lender.

          (n) Appraisals. Lender shall have received an appraisal for the Mortgaged Properties satisfactory to Lender evidencing that the aggregate principal amount of the Loan is not more than sixty-five percent (65%) of the appraised value of the Mortgaged Properties as of the date hereof.

          (o) Financial Statements. Borrower shall provide, with respect to the Mortgaged Properties, unaudited financial statements for 1995 and 1996 (if available) and 1997 and unaudited operating statements for the year-to-date period ended May 30, 1998, which statements (i) shall not be required to include footnotes, (ii) shall be subject to customary year-end adjustments, (iii) shall be otherwise satisfactory to Lender and
(iv) shall be accompanied by an Officer's Certificate certifying that each such financial statement presents fairly the financial condition or operating results, as applicable, of the Mortgaged Property in question and has been prepared in accordance with GAAP, as applicable. Borrower also shall provide a comparison of such year-to-date operating statements to the Annual Budgets for the year-to-date period ended May 30, 1998. The operating statements for the year-to-date period ended May 30, 1998 shall reflect a Net Operating Income for the twelve (12) month period ending on the last day of the month immediately preceding the date of such operating statements that results in a Debt Service Coverage Ratio (as calculated by Lender) for such period of not less than 1.45:1.0, assuming a loan constant equal to 10.48%.

          (p) Deposit Account Agreement. Lender shall have received the Deposit Account Agreement duly executed by Borrower and the depository institutions party thereto and (ii) evidence that the Tenant Direction Letter (as defined in the Deposit Account Agreement) has been delivered to the Master Lease Tenant with respect to each Master Lease or that the Tenant Direction Letter will be so delivered simultaneously with the closing of the Loan.

          (q) Cooperation Agreement. Lender shall have received the Cooperation Agreement duly executed by Borrower and Sponsor.

          (r) Subordination and Attornment Agreements. Lender shall have received Subordination and Attornment Agreements from each Master Lease Tenant, in form and substance satisfactory to Lender.

          (s) Conversion Analysis. Lender shall have received Borrower's written analysis of the conversion of the Mortgaged Properties from "megaplex" movie theaters to alternate uses for conversion costs of approximately Thirty and No/100 Dollars ($30) per square foot, which analysis shall be in form and substance satisfactory to Lender.

IV.  REPRESENTATIONS AND WARRANTIES

SECTION 4.1    BORROWER REPRESENTATIONS.

          Borrower represents and warrants (except as may be set forth on Schedule 5 with specific reference to the subsection in this Section 4.1 in question) that, as of the Closing Date:

          (a) Organization. It has been duly organized and is validly existing and in good standing with requisite corporate power and authority to own its properties and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. It possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and its sole business has been and is the ownership, management and operation of the Mortgaged Properties.

          (b) Proceedings. It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by it and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) without offset, defense or counterclaim.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by it will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other Material Agreement to which it is a party or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect in all material respects.

          (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and to the best of its knowledge there are no such actions, suits or proceedings threatened against or affecting it or any Mortgaged Property, which actions, suits or proceedings, alone or in the aggregate, if determined against it or any Mortgaged Property, are likely to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Mortgaged Property or performance of its obligations under the Loan Documents.

          (e) Agreements. It is not a party to any Material Agreement which is likely to materially adversely affect it or any Mortgaged Property, or its business, properties or assets, operations or condition, financial or otherwise. It is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other Material Agreement or instrument to which it is a party or by which it or any Mortgaged Property is bound.

          (f) Title. It has good, marketable and indefeasible title in fee to the real property comprising part of any Mortgaged Property (except for each of the Mortgaged Properties that are subject to the Ground Leases, as to which Borrower has good and marketable title to the leasehold estate therein), and good and marketable title to the balance of the Mortgaged Properties, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the applicable Mortgaged Property or Borrower's leasehold interest therein, as the case may be, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and
(ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created or permitted by the Loan Documents. The Permitted Encumbrances do not materially adversely affect or interfere with the value, or current use or operation, of any Mortgaged Property, or the security intended to be provided by the Mortgage or Borrower's ability to repay the Note or any other Loan Document in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting any Mortgaged Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Document (other than mechanics or materialmen's liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with Section 5.1(b)(ii)). Nothing in this paragraph may be relied on by the title insurance company issuing a policy covering any Mortgaged Property. Each Assignment of Leases, when properly recorded in the appropriate records, creates a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the Mortgaged Properties. No Person other than Borrower owns any interest in any payments due under such Leases that is superior to or of equal priority with the Lender's interest therein.

          (g)  No Bankruptcy Filing.  Borrower is not
contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

          (h) Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of the Borrower (other than information provided by or on behalf of AEN or the Master Lease Tenant) pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact or circumstance presently known to it which has not been disclosed to Lender and which materially adversely affects, or is likely to materially adversely affect, any of the Mortgaged Properties or its business, operations or condition (financial or otherwise). To the best knowledge of Borrower, no written information provided by or on behalf of AEN or the Master Lease Tenant pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          (i) No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Title I of ERISA (an "EMPLOYEE BENEFIT PLAN"), and none of its assets constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R.
Section 2510.3-101.

          (j) Compliance. Borrower and each Mortgaged Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. None of the Mortgaged Properties is a non-conforming use or legal non-conforming use (except to the extent that the same would not affect in any material respect the operation, maintenance, value or use of the Mortgaged Properties or the ability to reconstruct the Mortgaged Properties).
Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could materially adversely affect any Mortgaged Property or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of it or, to the best of its knowledge, any other person in occupancy of or involved with the operation or use of any Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any Mortgaged Property or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents. It hereby covenants and agrees not to commit, and to use all reasonable efforts not to permit or suffer to exist any act or omission affording such right of forfeiture.

          (k) Contracts. Except for the Permitted Encumbrances and except as set forth on Schedule 5, there are no contracts with terms exceeding one year and requiring payments by Borrower per annum in excess of Fifty Thousand and No/100 Dollars ($50,000) affecting any Mortgaged Property which are not terminable on one month's notice or less without cause and without material penalty or premium. Each contract affecting the Mortgaged Properties has been entered into at arm's length in the ordinary course of business by or on behalf of Borrower and provides for the payment of fees in amounts and upon terms not less favorable to Borrower than market rates and terms.

          (l)  Financial Information.  All financial data
(including the financial statements delivered pursuant to Section 3.1) prepared by or on behalf of Sponsor and/or Borrower and delivered to Lender prior to the date hereof (i) are true, complete and correct in all material respects, to the extent not subsequently corrected in a written document delivered to Lender,
(ii) in the case of such audited financial statements and unaudited operating statements, accurately represent in all material respects the financial condition or operating results, as applicable, of the Mortgaged Properties as of the date of such reports, and (iii) in the case of such audited financial statements and unaudited operating statements, have been prepared in accordance with GAAP consistently applied (as applicable) throughout the periods covered, except as disclosed therein and except that such financial statements may be prepared without footnotes and shall be subject to normal year-end adjustments. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof, except as referred to or reflected in said financial statements and operating statements. Except as set forth in the information listed on Schedule 15 and in the certified information delivered to Lender pursuant to Section 3.1(o), (p) and (q), since the date of the 1997 audited financial statements, there has been no materially adverse change in the financial condition, operations or business of such Borrower from that set forth in said financial statements.

          (m) Condemnation. No Condemnation or other proceeding has been commenced or, to the best of its knowledge, is contemplated with respect to all or any portion of any Mortgaged
Property or for the relocation of roadways providing access to any Mortgaged Property.

          (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          (o) Utilities and Public Access. Each Mortgaged Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Mortgaged Property for its current uses. All public utilities necessary for the full use and enjoyment of each Mortgaged Property are located in the public right-of-way abutting such Mortgaged Property or in or through a recorded irrevocable easement in favor of such Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property, except to the extent that such utilities are accessible to such Mortgaged Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of each Mortgaged Property for their current respective purposes have been completed and are either part of the applicable Mortgaged Property (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities. Nothing in this paragraph may be relied upon by the title company issuing a policy covering any Mortgaged Property.

          (p) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (q) Separate Lots. Each Mortgaged Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the applicable Mortgaged Property.

          (r) Basic Carrying Costs; Assessments. Borrower has paid (or caused to be paid) all Basic Carrying Costs due and payable as of the date hereof. To the best of its knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting any Mortgaged Property (except as shown in the financial statements described in clause (l) above), nor, to the best of its knowledge, are there any contemplated improvements to any Mortgaged Property that are likely to result in such special or other assessments.

          (s) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (t) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness to be repaid in full from the proceeds of the Loan concurrently with the Closing.

          (u) Insurance. It has obtained and has delivered to Lender ACCORD 27 certificates of insurance, or their equivalent, policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current policy period.

          (v) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits (or other local equivalent), required for the legal use, occupancy and operation of each Mortgaged Property (collectively, the "LICENSES"), have been obtained and are in full force and effect in all material respects. Borrower shall keep and maintain all licenses necessary for the use and operation of each Mortgaged Property owned by it for its respective intended uses. Each Mortgaged Property has a certificate of occupancy or other local equivalent (where required by applicable Legal Requirements) and the use being made of such Mortgaged Property is in conformity with such certificate of occupancy.

          (w) Flood Zone. Except as set forth on Schedule 5, none of the Improvements on any Mortgaged Property are located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and the applicable Mortgaged Property is covered by flood insurance.

          (x) Physical Condition. Except as disclosed in the engineering reports listed on Schedule 6 or otherwise disclosed on Schedule 5, each Mortgaged Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all respects material to the use, operation or value of such Mortgaged Property. There exists no structural or other material defects or damages in any Mortgaged Property, whether latent or otherwise (except as may be described in Section 9.2, in respect of which reserves are being established), that will materially impair the value of or the Net Operating Income from such Mortgaged Property after taking into account in making such determination remedial efforts being taken by Borrower to correct such defect or damages following discovery thereof. It has not received written notice and is not otherwise aware from any insurance company or bonding company of any defects or inadequacies in any Mortgaged Property, or any part thereof, which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          (y) Leases. No person has any possessory interest in any Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases, and true and complete copies of all Leases have been delivered to Lender. The Leases are in full force and effect and there are no material defaults thereunder by either party thereto and to the best of its knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all present Leases and (upon execution thereof) all future Leases relating to the Mortgaged Properties, Borrower will be the sole owner of the lessor's interest. No Tenant has the right to terminate a Lease, except as set forth in Schedule 5. Except as may be set forth on
Schedule 4 or 5 hereto:

               (i) Borrower has no notice of any insolvency or bankruptcy proceeding pending or threatened involving any Tenant;

               (ii) there are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work; all of the obligations (other than Unfunded Obligations with respect to which amounts have been reserved in the Unfunded Obligations Reserve Account) and duties of landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

               (iii) all of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with Borrower for the collection of the rents thereunder), and no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

               (iv) Schedule 7 sets forth all security deposits and letters of credit held by or on behalf of the lessor under the Leases. All security deposits have been held in accordance with law and the terms of the applicable Leases, and no security deposits have been applied, or letters of credit drawn upon, following a default by a Tenant still in possession.

               (v) Borrower is the sole owner of the lessor's interest in all of the Leases and Borrower has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder, and Borrower has the sole right to collect rents and other amounts due under the Leases; and

               (vi) Except as set forth on Schedule 5, no Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease.

          (z) Ground Leased Property. With respect to each of the Mortgaged Properties that are subject to the Ground Leases:

               (i) A memorandum of each of the Ground Leases has been duly recorded. The Ground Leases each permit the interest of Borrower to be encumbered by a mortgage or the respective ground lessors have each approved and consented to the encumbrance of the applicable Mortgaged Property by the respective Mortgage. The Ground Leases may not be canceled, terminated, surrendered or amended without the prior written consent of Lender.

               (ii) Except for the Permitted Encumbrances,
     Borrower's interests in the Ground Leases are not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Mortgage, other than the ground lessor's related fee interest.

               (iii)     Borrower's interests in the Ground
     Leases are assignable to Lender upon notice to, but without the consent of, the ground lessors thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date). The Ground Leases are further assignable by Lender, its successors and assigns without the consent of the ground lessor.

               (iv) As of the date hereof, the Ground Leases are in full force and effect and no default has occurred under the Ground Leases and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of any of the Ground Leases.

               (v) Each of the Ground Leases requires the ground lessor thereunder to give notice of any default by Borrower to Lender. Each of the Ground Leases, or the estoppel letters received by Lender from the ground lessor thereunder, further provides that notice of termination given under such Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in such Ground Lease.

               (vi) Lender is permitted the opportunity
     (including, where necessary, sufficient time to gain possession of the interest of Borrower under the respective Ground Lease) to cure any default under any of the Ground Leases, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate such Ground Lease.

               (vii)     Each of the Ground Leases has a term
     which, together with the renewal terms thereunder, extend not less than ten (10) years beyond the Maturity Date.

               (viii)    Each of the Ground Leases (or the
     estoppel letters received by Lender from the ground lessor thereunder) requires the ground lessor to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

               (ix) Under the terms of each of the Ground Leases and the related Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the applicable Mortgaged Property, with Lender or a trustee to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

               (x) If any Ground Lease imposes any restrictions on subleasing, the ground lessor thereunder has consented to any Lease (including, without limitation, the related Master Lease) in effect with respect to the related Mortgaged Property.

          (aa) Survey. The survey for each Mortgaged Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the state where the applicable Mortgaged Property is located and was prepared in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys (or such other substantially equivalent standards as are prevalent in the state in which the applicable Mortgaged Property is located). Except for minor encroachments as depicted on the surveys of the Mortgaged Properties delivered to Lender in connection with the closing of the Loan with respect to which affirmative title insurance coverage has been obtained, all of the improvements relating to the applicable Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and no easements or other encumbrances upon such Mortgaged Property encroach upon any of the improvements, so as to materially adversely affect the value or marketability of such Mortgaged Property except those which are insured against by a Qualified Title Insurance Policy.

          (bb) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of any Mortgaged Property to Borrower have been paid in full or deposited with the issuer of a Qualified Title Insurance Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, and the Liens intended to be created thereby, have been paid or deposited with a title company for payment upon recordation of the Mortgages.

          (cc) Single-Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

               (i)  It has not owned and will not own any
     property or any other assets other than (A) the Mortgaged Properties currently owned by it, and (B) incidental personal and intangible property relating to the ownership or operation of the Mortgaged Properties.

               (ii) It has not engaged and will not engage in any business other than the ownership, management, financing and operation of the Mortgaged Properties.

               (iii) It has not entered and will not enter into any contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties.

               (iv) It has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Permitted Indebtedness. Except as set forth in the immediately preceding sentence, no indebtedness other than the Debt may be secured (subordinate or pari passu) by any Mortgaged Property.

               (v) It has not made and will not make any loans or advances to any other Person (including any Affiliate or constituent party or any Affiliate of any constituent party).

               (vi) It is and will remain solvent and it will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

               (vii) It has done or caused to be done and will do all things necessary to observe corporate formalities and preserve its existence, and it will not, nor will it permit or suffer any constituent party to amend, modify or otherwise change its articles of incorporation and bylaws or other organizational documents, or those of such constituent party in a manner which would adversely affect its existence as a Single Purpose Entity.

               (viii) It will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party and it will file its own tax returns (except to the extent consolidation is required as a matter of law).

               (ix) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party), shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks and it will pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

               (x) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

               (xi) Neither it nor any constituent party will seek its dissolution or winding up, in whole or in part.

               (xii)     It will not commingle its funds and
     other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other
     Person.

               (xiii) It has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person.

               (xiv) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

               (xv) It shall at all times cause there to be at least one duly appointed member of its board of directors (or if such Borrower is a limited partnership, the board of directors of its general partner) (an "INDEPENDENT DIRECTOR") reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five
     (5) years, nor shall be, so long as any portion of the Debt remains outstanding, (i) a shareholder or director of, or an officer or employee of, Borrower or of Borrower's shareholders, subsidiaries or Affiliates, (ii) a customer of, or supplier or service provider (including professionals) to, Borrower or any of Borrower's shareholders, subsidiaries or Affiliates such that such individual's annual revenues derived from Borrower, its shareholders or Affiliates exceeds ten percent (10%) of such individual's annual revenues, (iii) a person or other entity controlling any such shareholder, supplier or customer, or
     (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer or any other director of Borrower. As used in this
     Section 4.1(cc)(xvi), the term "control" means the ownership of ten percent (10%) or more of the voting securities of a Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

               (xvi)     It shall not cause or permit its board
     of directors (or if Borrower is a limited partnership, the board of directors of its general partner) to take any action which, under applicable law or the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of its board of directors unless at the time of such action there shall be at least one member who is an Independent Director; provided, however, that subject to any applicable Legal Requirement, it (or if Borrower is a limited partnership, the board of directors of its general partner) may, at its discretion, cause or permit its board of directors to take any action without regard to the preceding clause of this sentence other than the following actions: (A) dissolve or liquidate, in whole or in part;
     (B) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; (C) engage in any business other than the ownership, maintenance and operation of the Mortgaged Properties (or, with respect to such general partner, acting as the general partner of Borrower);
     (D) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator
     (or other similar official) of such general partner or Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing; (E) amend Articles Third, Sixth, Eighth, Eleventh or Thirteenth of Borrower's Certificate of Incorporation; or
     (F) enter into any transaction with an Affiliate not engaged in the ordinary course of Borrower's business.

               (xvii)    It has no liabilities, contingent or
     otherwise, other than the Debt and those normal and incidental to the ownership, operation and leasing of the Mortgaged Properties.

               (xviii)   It shall conduct its business so that
     the factual assumptions made in that certain non-consolidation opinion dated the date hereof delivered by Stinson, Mag and Fizzell in connection with the Loan shall be true and correct in all respects.

          (dd) Investment Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Its sole business is the ownership, operation, maintenance, repair, financing, refinancing and disposition of the Mortgaged Property and such matters as are incidental to the foregoing.

          (ee) Fraudulent Transfer. Borrower (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

          (ff) Material Agreements. Except as may be specified on Schedule 5, each of the Material Agreements is in full force and effect and is valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; there are no defaults, breaches or violations thereunder by Borrower or, to the best of Borrower's knowledge, any other party thereto, and to the best of Borrower's knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where with respect to any such Material Agreement the effect of one or more of any such defaults would have a material adverse effect on the value, use, operation or maintenance of any Mortgaged Property or on Borrower's ability to perform its obligations hereunder or under any other Loan Document. Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgages, nor the exercise of any remedies by Lender, will adversely affect
Borrower's rights under any of the Material Agreements.

          (gg) Employees. Borrower either has no employees or has no material liability which has been incurred by it and remains unsatisfied for any taxes or penalties with respect to
(i) any employee benefit plan (within the meaning of Section 3(3) of ERISA) established, sponsored, maintained or contributed to by it on behalf of its employees at the Mortgaged Property or
(ii) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) as to which it is making or has an obligation to make contributions or (iii) any lien which has been imposed on its assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA.

          (hh) Leases. (i) the Master Leases are in full force and effect, and are valid and enforceable in all material respects; subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (ii) there are no material defaults thereunder by Borrower or, to the best of Borrower's knowledge, the Master Lease Tenant thereunder, and to the best of Borrower's knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a material event of default thereunder; (iii) no Person has any possessory interest in or right to occupy any portion of any Mortgaged Property except under and pursuant to a Master Lease;
(iv) Borrower has not accepted Rent under any Master Lease or Operating Agreement for more than one month in advance; and
(vi) there are no Leases in effect with respect to any portion of the Mortgaged Properties other than the Master Leases and Borrower holds no security deposit under any Master Lease.

          (ii) Legal Compliance. To the best of Borrower's knowledge, neither any Mortgaged Property, nor any portion thereof, is on the date hereof in violation of any Legal Requirement or any Insurance Requirement, in a manner that is likely to have a material adverse effect on such Mortgaged Property or Borrower's ability to operate such Mortgaged Property or otherwise satisfy its obligations under this Agreement or any other Loan Document.

SECTION 4.2    SURVIVAL OF REPRESENTATIONS.

          Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding (it being acknowledged by Lender that such representations and warranties have been made as of the Closing Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.   AFFIRMATIVE COVENANTS

SECTION 5.1    BORROWER COVENANTS.

          Borrower hereby covenants and agrees with Lender that:

          (a) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Mortgaged Properties. Borrower shall at all times maintain and preserve (or cause to be maintained and preserved) each Mortgaged Property and shall keep (or cause to be kept) each Mortgaged Property in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower will operate, maintain, repair and improve (or cause to be operated, maintained, repaired and improved) each Mortgaged
Property in material compliance with all Legal Requirements, and will not cause or allow the same to be misused or wasted or to deteriorate.

          (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

               (i)  Subject to the provisions of Sections
     5.1(b)(ii), Borrower shall pay or cause Master Lease Tenant to Pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Mortgaged Properties or any part thereof prior to the date on which such sums become delinquent. Borrower will deliver to Lender, upon request, receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.3.2).
     Subject to the provisions of Section 5.1(b)(ii) and other than Permitted Encumbrances, Borrower shall not suffer and shall promptly cause to be paid and discharged, or shall cause Master Lease Tenant to pay and discharge, any lien or charge whatsoever which may be or become a lien or charge against any Mortgaged Property, and shall promptly pay or cause Master Lease Tenant to Pay for all utility services provided to the Mortgaged Properties. Subject to
     Section 5.1(b)(ii), Borrower shall pay, bond or otherwise discharge, or cause Master Lease Tenant to pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Mortgaged Property (as defined in the Mortgages), or on the Rents arising therefrom.

               (ii) Notwithstanding the foregoing, after prior written notice to Lender, Borrower or Master Lease Tenant, at their own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting any Mortgaged Property or any part thereof (other than the Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Default or Event of Default has occurred and remains uncured, except for, prior to acceleration, a Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from related Mortgaged Property, Borrower or Lender, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder,
     (D) neither the related Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (E) to the extent not already reserved with Lender under Section 9.3 or bonded or otherwise deposited or paid in connection with such proceedings, Borrower or Master Lease Tenant shall have furnished Lender with security (in an amount reasonably approved by Lender) to insure the payment of any such Taxes or Other Charges, or the cost of the contested Legal
     Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, the failure of Borrower or Master
     Lease Tenant to comply therewith shall not impair the validity of any insurance required to be maintained hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to the applicable Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting the applicable Mortgaged
     Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the applicable Mortgaged Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Lender or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) except to the extent Borrower or Master
     Lease Tenant has provided sufficient Eligible Collateral therefor or bonded or otherwise deposited or paid in connection with such proceedings, neither the failure to pay or perform any obligation which the Borrower is permitted to contest under this Section nor an adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of the applicable
     Mortgaged Property, and (J) Borrower or the Master Lease
     Tenant shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which may be payable in connection therewith. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is finally established, and Lender shall otherwise remit any remaining such amounts to the Borrower or the Master Lease Tenant, as applicable. Lender shall give Borrower written notice of any such payments promptly following the making thereof.

               (iii) Notwithstanding anything to the contrary in this Section 5.1(b), Lender and Borrower agree that, at all times while the Master Lease is in effect with respect to a Mortgaged Property, the rights and obligations of the Master Lease Tenant and Borrower with respect to contests for Taxes or Other Charges, Liens, Insurance Requirements and Legal Requirements shall be as set forth in the Master Lease, and Borrower shall not be in default hereunder so long as the Master Lease Tenant is contesting Taxes or Other Charges, Liens, Insurance Requirements or Legal Requirements in accordance with the provisions of the Master Lease and neither the related Mortgaged Property nor any part thereof shall be in danger of being sold, forfeited, terminated, cancelled or lost.

          (c) Litigation. Immediately upon Borrower receiving notice thereof, Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or against or affecting any Mortgaged Property which, if determined adversely to Borrower or such Mortgaged Property, might reasonably be expected to materially adversely affect Borrower's condition (financial or otherwise) or business or the operation or value of such Mortgaged Property.

          (d) Inspection. Borrower shall permit agents, representatives and employees of Lender (including Servicer and Special Servicer) to inspect each of the Mortgaged Properties on any Business Day at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under the Master Leases.

          (e) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition (financial or otherwise) that could reasonably be expected to materially impair the ability of Borrower to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

          (f) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          (g) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents.

          (h) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable in connection with any Mortgaged Property, and Lender shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Mortgaged Property or any part thereof) out of such insurance proceeds.

          (i) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

               (i) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or, without additional material expense to Borrower, reasonably requested by Lender in connection therewith;

               (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Lien of the Lender at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require;

               (iii)     be responsible for, and shall pay on
     demand, all Lender Expenses; and

               (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (j)  Financial Reporting and Other Information.

               (i) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Operating Income, Operating Expenses and capital expenditures, tenant improvements and leasing commissions. Lender shall have the right at its expense from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine its accounting records with respect to the Mortgaged Property, as Lender shall determine to be necessary or appropriate.

               (ii) Borrower shall furnish to Lender within eighty (80) days following the end of each Fiscal Year, a complete copy of its annual financial statements, audited by a nationally recognized accounting firm or another independent certified public accounting firm reasonably acceptable to Lender, in accordance with GAAP, for such Fiscal Year and containing a balance sheet for Borrower and statements of profit and loss, all in such detail as Lender may reasonably request. All such statements shall set forth the financial condition and the income and expenses for the Mortgaged Properties, on an individual and combined basis, for the immediately preceding Fiscal Year, including statements of annual Net Operating Income and Net Cash Flow. Borrowers' annual financial statements shall be accompanied by (i) an Officer's Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Mortgaged Properties being reported upon and has been prepared in accordance with GAAP and (ii) a management report, in form and substance reasonably satisfactory to Lender, discussing the reconciliation between the financial statements for such Fiscal Year and the most recent Annual
     Budget. Together with Borrower's annual financial statements, Borrower shall furnish to Lender (A) an Officer's Certificate certifying as of the date thereof whether, to Borrower's knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same;
     (B) then current rent rolls if there has been (x) any amendment or modification to any Lease, (y) any material change in the condition or status of any Tenant or (z) any material change in any Tenant's compliance with the terms of its respective Lease since the rent rolls last delivered to Lender; and (C) an annual report, for the most recently completed fiscal year, containing:

                    (1)  to the extent Borrower receives such
          information from its Tenants and is entitled to disclose such information to Lender (it being agreed by Borrower that it shall use reasonable efforts not to enter into any Lease or any other agreement with any Tenant that would provide such information to Borrower but prohibit the disclosure of such information to Lender), reported Tenant sales per square foot and Tenant rent per square foot by general merchandise categories,

                    (2) capital expenditures by Borrower (stated separately with respect to any project costing in excess of Seventy-Five Thousand and No/100 Dollars ($75,000) for (x) maintenance (i.e., roofs, parking lots, equipment and HVAC), (y) tenant improvements and leasing commissions, and (z) renovations, expansions and enhancements, and

                    (3)  occupancy levels for such period.

               (iii) Borrower will furnish, or cause to be furnished, to Lender on or before the thirtieth day after the end of each calendar month, the following items, accompanied by an Officer's Certificate, certifying that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of Borrower and the Mortgaged Properties in accordance with GAAP (as applicable and subject to normal year end adjustments), to the extent applicable:

                    (A)  any notice received from a Tenant
          threatening non-payment of rent or other default, alleging or acknowledging a default by landlord, requesting a termination or modification of a Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Lease, or any other similar material correspondence received by Borrower from Tenants during the subject month;

                    (B)  monthly, and year to date operating
          statements prepared for each calendar month, noting Net
          Operating Income and other information necessary and sufficient under GAAP, to the extent applicable, to fairly represent the financial position and results of operations of the Mortgaged Properties during such calendar month, all in form reasonably satisfactory to Lender;

                    (C)  a statement of the actual capital
          expenditures, leasing commissions and tenant improvement costs, paid or incurred by Borrower in respect of any Mortgaged Property, including separate line items (stated separately with respect to any project costing in excess of Seventy-Five Thousand and No/100 Dollars ($75,000) for (x) maintenance (i.e., roofs, parking lots, equipment and HVAC),
          (y) renovations, expansions and enhancements and the status of each project; and

                    (D)  a list of any anchor tenants that went
          dark during such month.

               (iv) Borrower will furnish, or cause to be furnished, to Lender on or before the thirtieth day after the end of each fiscal quarter, the following items, accompanied by an Officer's Certificate, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Mortgaged Properties in a manner consistent with GAAP (as applicable and subject to normal year-end adjustments), to the extent applicable:

                    (A)  quarterly and year-to-date financial
          statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and operating statement for such quarter;

                    (B)  a comparison of the budgeted income and
          expenses and the actual income and expenses for such quarter and year to date for the Mortgaged Properties, together with a detailed explanation of any variances of at least the greater of five percent (5%) or Five Thousand and No/100 Dollars ($5,000) between budgeted and actual amounts for such period and year to date; provided, however, that Borrower shall not be obligated to provide such detailed explanation for line items the actual amounts of which are less than Twenty-Five Thousand and No/100 Dollars;

                    (C)  intentionally omitted;

                    (D) calculations reflecting the Debt Service Coverage Ratio calculated based upon the actual Debt Service and based upon a 10.48% constant, in each case, as of the last day of such quarter, for such quarter and the last four quarters;

                    (E)  a current rent roll for each Mortgaged
          Property (if there has been (x) any amendment or modification to any Lease, (y) any material change in the condition or status of any Tenant or (z) any material change in any Tenant's compliance with the terms of its respective Lease since the rent rolls last delivered to Lender) and such other reports setting forth the term of, and any termination or cancellation rights set forth in, each Lease;

                    (F) a statement that the representations and warranties of Borrower set forth in Section 4.1(cc)(iv) are true and correct as of the date of such certificate;

                    (G)  to the extent Borrower receives such
          information from its Tenants and is entitled to disclose such information to Lender (it being agreed by Borrower that it shall use reasonable efforts not to enter into any Lease or any other agreement with any Tenant that would provide such information to Borrower but prohibit the disclosure of such information to Lender), reported Tenant sales per square foot and Tenant rent per square foot by general merchandise categories; and

                    (H)  a list of Tenants that went bankrupt
          during such quarter and of Leases which expired and were not renewed during such quarter. Concurrently with the provision of such reports, Borrower shall also furnish a report of total revenues and total expenses, in each case for the most recently completed quarter. Borrowers shall provide the Lender with the reports and shall make the payments required by Section 9.4.3.

               (v)  Borrower shall exercise best efforts to
     obtain from Master Tenant or AEN, on a regularly occurring basis, operating statements and statements of capital expenditures with respect to the Mortgaged Properties, which best efforts shall include, without limitation, the pursuit by Borrower of any rights Borrower may have to such statements pursuant to each Master Lease. Borrower shall deliver to Lender copies of any such operating statements or statements of capital expenditures within five (5) Business Days of Borrower's receipt thereof.

               (vi) Borrower shall furnish to Lender, within ten
     (10) Business Days after request, such further detailed information with respect to the operation of the Mortgaged Properties and the financial affairs of Borrower as may be reasonably requested by Lender (to the extent such information with respect to the Master Lease Tenant, AEN or any other Tenant is available to Borrower and Borrower is entitled to disclose such information to Lender).

               (vii)     Borrower shall furnish to Lender,
     promptly after receipt, a copy of any notice received by or on behalf of Borrower from any Governmental Authority having jurisdiction over any Mortgaged Property with respect to a condition existing or alleged to exist or emanate therefrom or thereat.

               (viii) Borrower will, at any and all times, within a reasonable time after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such information as may be necessary to permit Lender to comply with any request for information made by an investor or prospective investor in the Certificates and to be furnished under Rule 144A(d) under the Securities Act of 1933, as amended (the "SECURITIES ACT").

               (ix) If Borrower fails to provide Lender or its designee with any financial statements, certificates, reports or information required pursuant to this
     Section 5.1(j) (the "REQUIRED RECORDS") as and when required pursuant to this Section 5.1(j) and such failure continues for five (5) or more days after written notice of such failure with respect to any Required Record specifically identified in this Section 5.1(j) or twenty (20) or more days after written notice of such failure with respect to any Required Record not specifically identified in this
     Section 5.1(j), then such failure shall constitute an Event of Default. Notwithstanding anything to the contrary contained herein, if, following written notice from Borrower to Lender of Lender's (or Servicer's) failure to provide any financial information pursuant to Section 2.5.3 and the exercise by Borrower of reasonable diligence to obtain the same, Borrower is unable to include certain financial information required to be included in such Required Record or to make certain calculations required therefor, due to the failure of Lender or Servicer or either of their agents, representatives or employees to deliver such financial information, Borrower shall prepare and deliver to Lender the Required Records without such information, and calculations to the extent feasible (and, to the extent feasible, with good faith estimates with respect to such missing information, clearly stated as estimates); provided, further that Borrower shall deliver revised financial reports or statements promptly following receipt of the necessary financial information from Lender, Servicer or other sources.

               (x) The information required to be furnished by Borrower to Lender under subsections (j)(ii), (iii)(B),
     (iii)(C), (iii)(D), (iv) (other than subsections (iv)(D),
     (F) and (G)), (vi) and (viii) above shall be provided in both hard copy format and electronic format; provided, that Borrower shall only be required to provide the information required by subsections (vi) and (viii) in electronic format if such information is so available in the ordinary course of Borrower's operations. The information required to be furnished by Borrower to Lender under subsection (j)(v) above shall be provided in hard copy format and, if made available by Master Tenant or AEN, in electronic format.

               (xi) Simultaneously with the delivery of Borrower's annual audited financial statements pursuant to
     Section 5.1(j)(ii) above, Borrower shall deliver, or cause to be delivered, to Lender a consent of Borrower's auditors consenting to the use or incorporation by reference of their audit report as may be required by the Securities Act or the Securities Exchange Act of 1934 in connection with filings required to be made by the holder of the Loan under the Securities Act or Securities Exchange Act of 1934, together with an original executed copy of such audit report and Lender agrees to provide Borrower and its auditors with copies of such filings (other than financial statements and other financial data of other borrowers in the Securitization) for their review in advance of the date on which such consent is required to be filed.

          (k) Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Mortgaged Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Mortgaged Properties.

          (l) Title to the Mortgaged Properties. Borrower will warrant and defend against the claims of all Persons whomsoever
(i) with respect to its title to each Mortgaged Property and every part thereof and (ii) the validity and priority of the Lien of the Mortgage, subject only in each case to Liens permitted under the Loan Documents (including Permitted Encumbrances).

          (m) Costs of Enforcement. In the event (i) that any Mortgage is foreclosed in whole or in part or the Note, any Loan Document, including any Mortgage, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or mortgage prior to or subsequent to any Mortgage in which proceeding Lender is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, or (iv) Lender shall attempt to remedy any Event of Default hereunder, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense, including reasonable attorneys' fees (and experts', consultants' and witnesses' fees) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          (n)  Estoppel Statement.

               (i) After written request by Lender, Borrower shall within fifteen (15) days furnish Lender with a statement, duly acknowledged and certified, setting forth
     (A) the unpaid principal amount of the Note, (B) the applicable Interest Rate, (C) the date installments of interest and/or principal were last paid, (D) any offsets or defenses to the payment of the Debt, (E) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (F) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

               (ii) Borrower shall request and use all reasonable efforts to obtain for Lender, upon request, Tenant estoppel certificates from each Tenant and the ground lessors under the Ground Leases on forms reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year (including estoppel certificates obtained in connection with the origination of the Loan); provided, however, that there shall be no limit on the number of times Borrower may be required to obtain such certificates if a Default hereunder or under any of the Loan Documents has occurred and is continuing.

          (o) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

          (p) Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior written consent of Lender. Without limiting the foregoing, Borrower shall cure (or cause to be cured) the Deferred Maintenance Conditions in a diligent manner and shall complete the same not later than the first anniversary hereof.

          (q)  Annual Budget.

               (i) Borrower shall prepare and deliver to Lender, on or before the date that is eighty (80) days prior to the end of each Fiscal Year, an Annual Budget in respect of the Mortgaged Properties for the ensuing Fiscal Year. The Annual Budget shall include a capital expenditures budget
     (y) with respect to any Mortgaged Property in the event that the Master Tenant is no longer responsible for all Capital Expenditures with respect to such Mortgaged Property pursuant to the related Master Lease and (z) with respect to the Mortgaged Properties for any period after the Anticipated Prepayment Date. The Annual Budget shall be subject to Lender's approval, with respect to any period after (A) the Anticipated Prepayment Date, (B) the occurrence of an Low Debt Service Reserve Trigger Event or
     (C) the occurrence of an Event of Default. Once approved, such budget shall be complied with, subject to a five percent (5%) variance on year-to-date expenses (such variance shall be applied on a line-item basis, except that immaterial items may be aggregated for such variance and except for emergencies, but only to the extent necessary to prevent personal injury or imminent material damage to any Mortgaged Property). In addition, Borrower shall have the right to submit proposed modifications to the approved budget, not more than one time during any quarter, which modifications shall be subject to Lender's approval (not to be unreasonably withheld or delayed). Lender's failure to approve or disapprove any Annual Budget within thirty
     (30) days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof; provided (i) Borrower shall have delivered to Lender a second notice not earlier than fifteen (15) days prior to expiration of such approval period and not later than ten (10) days prior to the expiration of such approval period and (ii) Borrower shall have delivered the Annual Budget to Lender with a cover letter stating that the Lender's failure to approve or disapprove the Annual Budget within thirty days (30) days will result in its deemed approval.

          (r) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Mortgaged Property
(i) with any other real property constituting a tax lot separate from such Mortgaged Property, and (ii) unless required by applicable law, with any portion of such Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Mortgaged Property.

          (s)  Leasing Matters.  In addition to the terms of
Section 7.2:

               (i)  Borrower shall furnish Lender with an
     executed copy of any Lease within thirty (30) days after execution thereof.

               (ii) All new Leases entered into from and after the date hereof shall be the result of arms' length negotiations, shall provide for "market" rental rates and other market terms and shall not contain any terms which would materially adversely affect Lender's rights under the Loan.

               (iii)     All Leases other than the Master Leases
     shall provide that they are subordinate to the Lien of the related Mortgage and that the lessee agrees to attorn to Lender at Lender's request (subject to the terms of Section 7.2(b)).

               (iv) Borrower (A) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (B) shall enforce the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) shall not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits); (D) shall not execute any assignment of lessor's interest in the Leases or the Rents (except for the Assignment of Leases) and (E) shall not alter, modify or change the terms of any Lease without the prior consent of Lender and the applicable Rating Agencies. Borrower shall not terminate, release or consent to any assignment or subletting of any Lease (except as otherwise permitted under any Lease) without the prior consent of Lender and the receipt of a Rating Confirmation with respect thereto; provided, however, that such consent shall be required in connection with the assignment of the Master Lease Tenant's interest under no more than two (2) of the Master Leases to an Approved Assignee. In the event of any such assignment of the Master Lease Tenant's interests in more than two (2) of the Master Leases in accordance with the terms and provisions of this clause (iv), Borrower shall deposit into the Master Lease Rollover Account an amount equal to Five and No/100 Dollars ($5.00) per usable square foot (as escalated by the CPI Increase) of space at each Mortgaged Property subject to a Master Lease that has been so assigned by the Master Lease Tenant. Any Lease affecting less than 2,000 usable square feet, the terms of which are substantially equivalent to market terms and that conforms in all material respects with a form of lease approved by Lender will not be subject to Lender's prior written consent.

               (v) Borrower shall use good faith efforts to obtain, within sixty (60) days after requested by Lender, Subordination and Attornment Agreements (in commercially reasonable form).

          (t) Security Deposits. Borrower shall immediately upon receipt deliver (and with respect to security deposits, letters of credit or other collateral already paid or delivered to Borrower or its predecessor in interest, Borrower is concurrently herewith delivering) to Lender all security deposits, letters of credit or other collateral that it receives
(or has received) from time to time from any Tenant as security for the performance by such Tenant of its obligations under its Lease. Lender shall deposit (or shall direct Borrower to deposit directly) any cash to be delivered by Borrower pursuant to the preceding sentence in an escrow account in the name of Lender and, except to the extent required by law or the applicable
Lease, such account shall be maintained in accordance with the terms of Section 12.2. Lender shall make such security available to Borrower or the applicable Tenant on or prior to the tenth
(10th) Business Day after notice from Borrower to the extent required to comply with obligations owed to such Tenant under the terms of its Lease or to Borrower, in the event of such Tenant's default under its Lease, subject to Lender's approval, which approval shall not be unreasonably withheld (based on, among other things, the intended use of such deposit and whether a replacement Lease has been executed). Lender may commingle
Security Deposits deposited hereunder and Lender shall not be obligated to segregate, designate or separately account for any specific Security Deposit, except to the extent that Borrower notifies Lender in writing at or prior to the time of any deposit that such Security Deposit is required to be segregated by the applicable Lease or under applicable law.

          (u)  Material Agreements.  Borrower shall:

               (i) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under any Material Agreement, and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

               (ii) promptly notify Lender of the giving of any notice of any material default by any party under any Material Agreement of which it is aware; and

               (iii)     promptly enforce the performance and
     observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement.

          (v)  Ground Leases.  Borrower:

               (i) shall promptly perform and/or observe (or cause Master Tenant to perform and/or observe on behalf of Borrower) all of the material covenants and agreements to be performed or observed by Borrower under each of the Ground Leases in accordance with the terms thereof;

               (ii) shall promptly notify Lender of the giving or receipt by Borrower of any notice of any default under any Ground Lease;

               (iii) shall exercise any renewal option under each of the Ground Leases in accordance with the terms thereof as shall be necessary to ensure that the term of each of the Ground Leases extends to no less than ten
     (10) years beyond the Stated Maturity Date; and

               (iv) hereby grants Lender an irrevocable power of attorney, coupled with an interest, to exercise, on its behalf, any renewal options under each of the Ground Leases as required in order to comply with the terms and provisions of clause (iii) above.

VI.  NEGATIVE COVENANTS

SECTION 6.1    BORROWER'S NEGATIVE COVENANTS.

          Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

          (a) Operation of Property. Except to the extent that the Master Lease Tenant is permitted to do so under the Master
Lease, Borrower shall not, without Lender's prior consent (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement other than the Property
Management Agreement (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) surrender or terminate any Property Management Agreement, or permit or suffer any significant delegation or contracting of any Property Manager's duties (unless such Property Manager is in material default and the termination of such agreement would be commercially reasonable or unless such Property Manager is being replaced with an Acceptable Property Manager pursuant to a commercially reasonable property management agreement), (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arms'- length basis and commercially reasonable terms; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement in any material respect, except on an arms'-length basis and commercially reasonable terms.

          (b) Liens. Subject to Section 5.1(b)(ii), Borrower shall not, without the prior written consent of Lender, create, incur, assume, permit or suffer to exist any Lien on any portion of any Mortgaged Property, except (i) Permitted Encumbrances,
(ii) Liens created by or permitted pursuant to the Loan Documents, (iii) Liens for Taxes or Other Charges not yet delinquent, and (iv) Liens permitted under any Master Lease.

          (c) Dissolution. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another
Person, except a transfer permitted under Section 6.1(i).

          (d) Change in Business. Borrower shall not enter into any line of business other than the ownership, maintenance, financing, refinancing and operation of the Mortgaged Properties, (in each case subject to the terms hereof), or make any material change in the scope or nature of its business objectives or purposes, or undertake or participate in activities other than the continuance of its present business.

          (e) Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, including any arising under any of the Leases and Material Agreements except (i) with respect to the Leases and Material Agreements, in accordance with and subject to the terms hereof and (ii) with respect to other matters, for adequate consideration in the ordinary course of Borrower's business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document.

          (f) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or Sponsor except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arms'-length transaction with an unrelated third party.

          (g) Zoning and Uses. Except to the extent that the Master Lease Tenant may be permitted to do so under the Master
Lease, Borrower shall not (i) initiate or support any limiting change in the permitted uses of any Mortgaged Property (or to the extent applicable, zoning reclassification of any Mortgaged
Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Mortgaged Property or use or permit the use of any Mortgaged
Property in a manner that would result in such use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of any Lease, Operating Agreement, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse in any material respect to the interests of Lender, (iii) modify, amend or supplement any of the terms of any Ground Lease or any other
Permitted Encumbrance in a manner adverse in any material respect to the interest of Lender, (iv) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon any Mortgaged Property in any manner that adversely affects in any material respect the value or utility of such Mortgaged Property, (v) execute or file any subdivision plat affecting any Mortgaged Property, institute, or permit the institution of, proceedings to alter any tax lot comprising any Mortgaged Property or (vi) permit or suffer any Mortgaged
Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

          (h) Debt. Borrower shall not create, incur or assume any debt (secured or unsecured) other than the Permitted
Indebtedness.

          (i)  Transfers.

               (i) General Limitation. Unless such action is permitted by the subsequent provisions of this
     Section 6.1(i) or by the terms of Section 5.1(s), Borrower will not, without Lender's consent (which shall not be unreasonably withheld or delayed) and a Rating Confirmation with respect to the transfer or other matter in question,
     (A) sell, assign, convey, transfer or otherwise dispose of or encumber (except as otherwise provided herein) legal, beneficial or equitable interests in all or any part of any Mortgaged Property, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in any Mortgaged Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part thereof or
     (D) file a declaration of condominium with respect to any Mortgaged Property.

               (ii) Sale of the Mortgaged Properties. Except as may be set forth in the last sentence of this clause (ii) or elsewhere in this Section 6.1(i), Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Mortgaged Properties from time to time and at any time if:

                    (A)  after giving effect to the proposed
          transaction:

                         (1)  the Mortgaged Properties will be
               owned by a Single Purpose Entity which will be in compliance with the representations, warranties and covenants contained in Section 4.1(cc) hereof (as if Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction), and which shall have assumed (subject to the terms of Section 12.25) and agreed in writing to comply with all the terms, covenants and conditions set forth in this Agreement and the other Loan Documents;

                         (2)  the transferee will be at least
               fifty-one percent (51%) owned and controlled
               (directly or indirectly) by (i) Sponsor, (ii) any entity with which Sponsor is merged or consolidated or to which Sponsor sells all or substantially all of its assets, or (iii) an entity in which Sponsor is the sole operating partner;

                         (3)  an Acceptable Property Manager
               shall act or continue to act as Property Manager if, at the time such proposed transaction is consummated, the Master Lease is not then in full force and effect with respect to the Mortgaged Property in question;

                         (4)  no Event of Default shall have
               occurred and be continuing; and

                         (B)  prior to any such transaction, the
               proposed transferee shall deliver to Lender an Officer's Certificate stating that either (x) such transferee is an Employee Benefit Plan that is subject to Title I of ERISA and is not a "Plan" within the meaning of Section 4975 of the Code and the obligations under this Agreement are not, and the exercise of rights under this Agreement will not, constitute a non-exempt prohibited transaction; or (y) the transferee is a "governmental plan" (as defined in Section 3(32) of ERISA), and the obligations under this Agreement, and the exercise of rights under this Agreement, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans; or (z) the proposed transferee is neither an Employee Benefit Plan or a "governmental plan" or a "Plan" within the meaning of Section 4975 of the Code, and (i) such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to "governmental plans" and (ii) the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute assets of the Employee Benefit Plans holding an equity interest in such proposed transferee.

               (iii) Transfers of Interests in Borrower. The holder of any direct or indirect interest in Borrower may transfer such interest to any Person if after giving effect to such transfer:

                    (A)  Borrower will be directly owned by a
          Single Purpose Entity in compliance with the representations, warranties and covenants in
          Section 4.1(cc) (as if Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer);

                    (B)  Borrower will be at least fifty-one
          percent (51%) owned and controlled (directly or indirectly) by (i) Sponsor, (ii) any entity with which Sponsor is merged or consolidated or to which Sponsor sells or transfers all or substantially all of its assets, or (iii) an entity in which Sponsor is the sole operating partner;

                    (C)  if there has been a transfer of twenty-
          five percent (25%) or more of the direct membership interests, stock or other direct equity ownership interests in Borrower or a transfer of a general partnership interest in Borrower or managing member's interest in Borrower, Borrower shall have first delivered to Lender an Officer's Certificate and legal opinion of the types described in Section 6.1(i)(iv) below;

                    (D)  if there has been a transfer of any
          direct interest in the general partner of Borrower which general partner is the requisite Single Purpose Entity, such transfer will require an Officer's Certificate and legal opinion of the types described in
          Section 6.1(i)(iv) below; and

                    (E)  if after giving effect to a transfer of
          ownership interests in Sponsor, as Borrower's sole shareholder, any one Person and its Affiliates shall own more than forty-nine percent (49%) of the ownership interests in Sponsor that did not own more than forty-nine percent (49%) of the ownership interests in Sponsor on the date hereof, Lender shall have first received an Officer's Certificate and legal opinion, each of the type described in Section 6.1(i)(iv) below.

               (iv) Notice Required.  Not less than five
     (5) Business Days prior to the closing of any transaction permitted under the provisions of this Section 6.1(i), Borrower shall deliver or cause to be delivered to Lender
     (A) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents, together with any documents upon which such Officer's Certificate is based, and (B) a legal opinion of counsel to Borrower or the transferee selected by either of them (unless reasonably disapproved by Lender or the applicable Rating Agencies), in form and substance consistent with similar opinions then being required by the applicable Rating Agencies, confirming, among other things, that the assets of the Borrower, and of its managing general partner or managing member, as applicable, will not be substantively consolidated with the assets of such owners or controlling Persons of Borrower as Lender or the applicable Rating Agencies may reasonably specify, in the event of a bankruptcy or similar proceeding involving such owners or controlling Persons.

               (v) Expenses. Borrower shall pay, promptly after demand therefor, all reasonable expenses incurred by Lender and Servicer in connection with any transaction permitted under this Section 6.1(i).

               (vi) Sale of Equipment. Notwithstanding the above provisions of this Section 6.1(i), Borrower may transfer or dispose of Equipment (as defined in the Mortgage) that is either being replaced or that is no longer necessary in connection with the operation of the Mortgaged Property free from the interest of Lender under this Agreement or any other Loan Document, provided such transfer or disposal
     (when compared to the non-transfer or non-disposal of such Equipment) will not materially adversely affect the value of the Mortgaged Property, will not materially impair the utility thereof and will not result in a reduction or abatement of, or right of offset against, the rentals or other amounts payable under any Lease or any Operating Agreement, in either case as a result thereof, provided that any new Equipment acquired by Borrower (and not so disposed of) shall be subject to the interest of Lender under this Agreement and the other Loan Documents unless leased to Borrower (in which event, Lender shall be made a collateral assignee of Borrower's interest in such lease (but, unless expressly subsequently assumed by Lender, Lender shall have no obligations under Borrower's interest therein)).

          (j) Nonexempt ERISA Transactions. Borrower shall not engage in a nonexempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under ERISA.

VII. ALTERATIONS AND EXPANSIONS; LEASING

SECTION 7.1    ALTERATIONS.

          Except to the extent that the Master Lease Tenant may be permitted to do so under the Master Lease, Borrower will not make or permit any demolition, alteration, installation, improvement or decoration (each, an "ALTERATION") of or to any Mortgaged Property or any part thereof or the Improvements thereon, or expand or reduce (each, an "EXPANSION") any Mortgaged Property or any portion thereof or the Improvements thereon, except in accordance with the following terms and conditions:

          (a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Operating Agreements and the Leases, and all Legal Requirements.

          (b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action.

          (c) A Material Alteration or Material Expansion shall be conducted under the supervision of an Independent Architect or Engineer and shall not be undertaken until ten (10) Business Days after there shall have been filed with Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Independent Architect. Such plans and specifications may be revised at any time and from time to time, provided that material revisions of such plans and specifications shall be filed with Lender, for information purposes only.

          (d) Other than in connection with any Restoration, the Alteration or Expansion may not in and of itself, either during the Alteration or Expansion or upon completion, materially adversely affect the fair market value of the Mortgaged Property or the Net Cash Flow, taking into account the required escrows (or completion bond) provided under Section 7.1(i) below; provided that if, as reasonably determined by the Lender, such Alteration or Expansion would materially adversely affect the Net Cash Flow, then in order to proceed with the Alteration or Expansion the Borrower shall deliver to Lender Eligible Collateral in the total amount of the estimated reduction in Net Cash Flow resulting from the Alteration or Expansion as additional security for the Debt, which Eligible Collateral shall be returned to Borrower after completion of the Alteration or Expansion if the reduction in Net Cash Flow has been restored and no Event of Default has occurred and is continuing.

          (e) All work done in connection with any Alteration or Expansion shall be performed with due diligence to Final Completion in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at the applicable Mortgaged Property as of the date hereof (or, if greater, the then-current customary quality in the submarket in which the Mortgaged Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

          (f) The cost of any Alteration or Expansion shall be promptly and fully paid for by Borrower, subject to the next succeeding sentence. No payment made prior to the Final Completion of an Alteration or Expansion or Restoration to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such Alteration shall exceed ninety-five percent (95%) of the value of the work performed from time to time and materials furnished and incorporated into the Improvements.

          (g) Other than in connection with any Restoration, the Alteration or Expansion will not, (i) under any then existing Lease, entitle one or more Tenants to terminate their respective Leases or any operating covenant under any Material Agreements or abate rent or otherwise give rise to any other rights of lessees or such other parties that would have a materially adverse effect on the value of the applicable Mortgaged Property, or
(ii) entitle any Tenants at the applicable Mortgaged Property to terminate their respective Leases or to abate any of the rents payable under their respective Leases.

          (h) With respect to any Material Alteration or any Material Expansion:

               (i)  Borrower shall have delivered to Lender
     Eligible Collateral in an amount equal to at least the total estimated remaining unpaid costs of such Material Alteration or Material Expansion which Eligible Collateral shall be held by Lender as security for the Debt and released to the Borrower as such work progresses in accordance with
     Section 7.1(h)(iii); provided, however, in the event that any Material Alteration or Material Expansion shall be made in conjunction with any Restoration with respect to which such Borrower shall be entitled to withdraw Proceeds pursuant to Section 8.1.2(b) (including any Proceeds remaining after completion of such Restoration), the amount of the Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Material Alteration or Material Expansion (in either case, as estimated by the Independent Architect) less the sum of the amount of any Proceeds which such Borrower is entitled to withdraw pursuant to Section 8.1;

               (ii) prior to commencement of construction of such Material Alteration or Material Expansion, Borrower shall deliver to Lender a schedule (which shall be concurred in by the Independent Architect) setting forth the projected stages of completion of such Alteration or Expansion and the corresponding amounts expected to be due and payable by or on behalf of Borrower in connection with such completion, such schedule to be updated quarterly by Borrower (and concurred with by an Independent Architect) during the performance of such Alteration or Expansion.

               (iii) Any Eligible Collateral that Borrower delivers to Lender pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by Lender in Permitted Investments for a period of time consistent with the date on which Borrower notifies Lender that Borrower expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration or Expansion progresses, the amount of any Eligible Collateral so furnished may, upon the written request of Borrower to Lender, be withdrawn by Borrower and paid or otherwise applied by or returned to Borrower in an amount equal to the amount Borrower would be entitled to so withdraw if Section 8.1.2(e) were applicable, and any Eligible Collateral so furnished which is a Credit Facility may be reduced by Borrower in an amount equal to the amount Borrower would be entitled to so reduce if
     Section 8.1.2(e) were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Credit Facility set forth in
     Section 8.1.2(e). In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration or Material Expansion (as concurred with by an Independent Architect), Borrower shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with Lender as necessary to comply with Section 7.1(h)(i).

               (iv) At any time after Final Completion of such Alterations or Expansions, the whole balance of any Cash deposited with Lender pursuant to Section 7.1(h) then remaining on deposit may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any Eligible Collateral so deposited (and any earnings thereon) shall, to the extent it has not been called upon, reduced or theretofore released, be released by Lender to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and as to the following clauses (A) and (B) of this clause also a certificate of the Independent Architect, setting forth in substance as follows:

                    (A)  that such Alteration(s) or Expansions
          has been completed in accordance with any plans and specifications therefor previously filed with Lender under Section 7.1(c);

                    (B)  that to the knowledge of the certifying
          Person, (x) such Alteration(s) or Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the applicable Mortgaged Property affected by such Alteration(s) or Expansion(s), Borrower has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

                    (C)  that to the knowledge of the certifying
          Person, all amounts that Borrower is or may become liable to pay in respect of such Alteration(s) or Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the applicable Mortgaged Property is located, that Lien waivers have been obtained from the general contractor and major subcontractors performing such Alteration or Expansion or at its sole cost and expense, Borrower shall cause a nationally recognized title insurance company to deliver to Lender an endorsement to the applicable Qualified Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy, in such form, in such amounts and with such endorsements as the applicable Qualified Title Policy, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Borrower is unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration or Expansion, then, assuming Borrower is able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Borrower shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Borrower is unable to certify; and

                    (D)  that to the knowledge of the certifying
          Person, no Event of Default has occurred and is continuing.

          (i)  Notwithstanding anything to the contrary in this
Section 7.1, Lender and Borrower agree that, at all times while the Master Lease is in full force and effect with respect to a Mortgaged Property, the rights and obligations of the Master Lease Tenant and Borrower with respect to Alterations and Expansions shall be as set forth in the Master Lease, and Borrower shall not be in default hereunder so long as the Master Lease Tenant is making and undertaking Alterations and Expansions in accordance with the terms and provisions of the Master Lease.

SECTION 7.2    LEASING.

          (a)  Borrower shall observe the covenants set forth in
Section 5.1(s).

          (b) At Borrower's request, Lender shall execute and deliver a subordination, nondisturbance and attornment agreement in the form of Exhibit B annexed hereto (or such other form as Borrower may propose from time to time, subject to Lender's approval, not to be unreasonably withheld or delayed), among Lender, Borrower and any Tenant under a Lease permitted under
Section 5.1(s) and demising no less than 10,000 square feet, provided that such Tenant also executes and delivers such agreement in favor of Lender.

          (c) Any Termination Fee (as hereinafter defined) shall be deposited and maintained in a separate Eligible Account in which Lender is hereby and shall be granted a security interest (the "TERMINATION PAYMENT ACCOUNT"), shall be applied in the following order of priority: (i) to any payment to a Reserve Account, any payment of Debt Service or any other payment required under the Loan Documents that is not paid when due, and
(ii) to the costs and expenses incurred by Borrower in connection with that portion of the Mortgaged Property affected by the cancellation or termination of the Lease. Any portion of a Termination Fee remaining on deposit in the Termination Payment Account will be released to Borrower upon the occupancy of the premises to which such Termination Fee is related by a replacement Tenant satisfactory to Lender and the commencement by such Tenant of the payment of rent pursuant to the related replacement Lease; provided, however, that if projected revenue with respect to a replacement Lease will be less than that for the terminated lease during the remainder of the scheduled term of the terminated lease then the portion of the Termination Fee equal to the amount of such difference shall be retained in the Termination Payment Account and deposited monthly to the Deposit Account as Operating Income in an amount equal to such difference divided by the number of months remaining in the term of the terminated lease at the time of such termination or cancellation. "TERMINATION FEE" shall mean any payment, fee or penalty paid by a Tenant in connection with the cancellation or termination of such Tenant's Lease, whether by reason of such Tenant's default or pursuant to the terms of such Lease.

VIII.      CASUALTY AND CONDEMNATION

SECTION 8.1    INSURANCE; CASUALTY AND CONDEMNATION.

          8.1.1 INSURANCE. (a) Casualty Insurance. Borrower shall obtain and maintain policies of insurance insuring against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance
(i) shall be in an aggregate amount equal to the then full replacement cost of the Mortgaged Properties and the Equipment (without deduction for physical depreciation) and (ii) shall have deductibles no greater than Fifty Thousand and No/100 Dollars ($50,000) (as escalated by the CPI Increase) (with such higher deductibles for wind and earthquake coverage as the applicable issuer may require). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation. In addition, Borrower shall maintain
(A) earthquake insurance for each Mortgaged Property located in California providing coverage equivalent to no less than 1.0 times the Probable Maximum Loss applicable to each such Mortgaged Property and (B) hurricane coverages at the "full replacement cost" level for each Mortgaged Property, as applicable.

          (b) Additional Insurance. Borrower shall also obtain and maintain the following policies of insurance:

               (i) Flood insurance if any part of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and (A) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (B) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. In either case, the flood insurance shall be in an amount at least equal to the Loan Amount or the maximum limit of coverage available with respect to the Mortgaged Property under said program, whichever is less;

               (ii) Comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of Ten Million and No/100 Dollars ($10,000,000) for any policy year. In addition, at least Thirty Million and No/100 Dollars ($30,000,000) excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees;

               (iii) Rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of (A) the estimated gross revenues from the operation of the Mortgaged Properties (including (x) the total payable under the Leases and (y) the total amount of all other amounts to be received by Borrower or third parties that are the legal obligation of the Tenants), net of nonrecurring expenses, for a period of up to the next succeeding eighteen (18) months, or (B) the projected Operating Expenses (including debt service) for the maintenance and operation of the Mortgaged Properties for the next succeeding eighteen (18) months. The amount of such insurance shall be increased from time to time as and when the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases or decreases to the extent Rents or the estimates of gross revenue decrease;

               (iv) Insurance against loss or damage from
     (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties;

               (v) Worker's compensation insurance with respect to all employees of Borrower in as and to the extent required by any Governmental Authority or Legal Requirement;

               (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Mortgaged Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

               (vii)     Coverage to compensate for the cost of
     demolition and the increased cost of construction for each Mortgaged Property in an amount satisfactory to Lender; and

               (viii) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

          (c) All policies of insurance (the "POLICIES") required pursuant to this Section 8.1.1 shall be issued by companies approved by Lender and licensed to do business in the state where the applicable Mortgaged Property is located. Further, unless otherwise approved by Lender and the applicable Rating Agencies in writing, the issuer(s) of the Policies required under Section 8.1.1 shall have (y) a claims paying ability rating of "AA" or better by Standard & Poor's (other than the issuer of any Policy for earthquake insurance, which issuer shall have a claims paying ability rating of "A" or better by Standard & Poor's Ratings Group and Moody's Investors Services, Inc., and if Lender so requires, by any of the other applicable Rating Agencies and (z) a rating of A/X or better by A. M. Best Company, Inc. The Policies (i) shall name Lender and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, Lender shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid;
(iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that no modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Lender to pay the premiums and continue any insurance upon failure of Borrower to pay premiums when due, upon the insolvency of Borrower or through foreclosure or other transfer of title to any Mortgaged Property (it being understood that Borrower's rights to coverage under such policies may not be assignable without the consent of the insurer); and
(viii) shall provide that any proceeds shall be payable to Lender( and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of any Mortgaged Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to any Mortgaged Property or (D) any change in the possession of the Mortgaged Property without a change in the identity of the holder of actual title to any Mortgaged Property (provided that with respect to items
(C) and (D), any notice requirements of the applicable Policies are satisfied).

          (d)  Insurance Premiums; Certificates of Insurance.

               (i) Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Lender the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender if such Insurance Premiums are to be paid by Lender pursuant to the terms of this Agreement). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event Borrower satisfies the requirements under this Section 8.1.1 through the use of a Policy covering properties in addition to the Mortgaged Properties, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for the Mortgaged Properties are separately allocated under such Policy to the Mortgaged Properties and that payment of such allocated amount shall maintain the effectiveness of such Policy as to the Mortgaged Properties notwithstanding the failure of payment of any other portion of premiums. If no such allocation is available, Lender shall have the right to increase the Tax, Insurance and Ground Lease Escrow in an amount sufficient to purchase a non-blanket Policy covering the Mortgaged Properties covered by such Policy from insurance companies which qualify under this Agreement.

               (ii) Borrower shall deliver to Lender on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be cancelled or modified without thirty (30) days' prior notice to Lender, or ten (10) days' notice with respect to nonpayment of premium. Borrower shall deliver to Lender, concurrently with each material change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Borrower pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by Borrower, Borrower may deliver an Officer's Certificate to such effect in lieu thereof).

          (e)  Renewal and Replacement of Policies.

               (i) Not less than fifteen (15) Business Days prior to the expiration, termination or cancellation of any Policy, Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Lender a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Borrower pursuant to clause (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

               (ii) If Borrower does not furnish to Lender the certificates as required under clause (e)(i), Lender may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand.

               (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), Borrower shall deliver to Lender a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Borrower pursuant to this
     Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies in all material respects with the requirements of this Section 8.1.1 (or if such report shall not be available after Borrower shall have used its reasonable efforts to provide the same, Borrower will deliver to Lender an Officer's Certificate containing the information to be provided in such report).

          (f) Separate Insurance. Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 8.1.1 unless such insurance complies with clause (c) above.

          (g) Servicers Named as Additional Insured. In the event of a Securitization, Borrower shall name any trustee, Servicer or Special Servicer designated by Lender as a loss payee, and any trustee, Servicer and Special Servicer as additional insureds, with respect to any Policy for which Lender is to be so named hereunder.

          (h) Insurance under Master Lease. Notwithstanding anything to the contrary set forth in this Section 8.1.1, Lender and Borrower agree that, at all times while the Master Lease is in full force and effect with respect to a Mortgaged Property, the terms and provisions of this Section 8.1.1 shall be deemed to have been satisfied with respect to Borrower's obligations to obtain and maintain insurance policies providing coverage with respect to such Mortgaged Property, provided that (i) Master
Tenant is maintaining all insurance coverage with respect to such Mortgaged Property required under the related Master Lease in accordance with the terms and provisions of the related Master Lease, (ii) Lender shall be named as a loss payee and additional insured under such insurance policies (and, in the event of a Securitization, any related trustee, Servicer or Special Servicer shall be named as a loss payee and additional insured, as designated by Lender) and (iii) Borrower shall ensure that Lender has received (prior to the expiration, termination or cancellation of the related insurance policy or policies)
ACCORD 27 certificates of insurance confirming that the insurance policies described in clause (i) are in full force and effect and that all related premiums have been paid in full and that the requirements of clause (ii) have been satisfied. If Borrower fails to provide, or fails to cause Master Tenant to provide
Lender with such certificates of insurance, Lender may procure, but shall not be obligated to procure, any replacement insurance policy necessary to ensure that the coverage to be evidenced by such certificates of insurance is in full force and effect and pay the premiums therefor, and Borrower agrees to reimburse
Lender for the cost of such premiums promptly upon demand.

          8.1.2     CASUALTY; APPLICATION OF PROCEEDS.

          (a)  Right to Adjust.

               (i)  If any Mortgaged Property is damaged or
     destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt written notice thereof to Lender, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Mortgaged Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the applicable Master Lease and terms hereof applicable to Alterations.

               (ii) Subject to clause (v) below, in the event of a Casualty that does not exceed Two Hundred Thousand and No/100 Dollars ($200,000), Borrower may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for Lender any Proceeds.

               (iii) Subject to clause (v) below, in the event a Casualty shall exceed Two Hundred Thousand and No/100 Dollars ($200,000), Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments.

               (iv) The proceeds of any Policy shall be due and payable solely to Lender and held and applied in accordance with the terms hereof (or, if mistakenly paid to Borrower or the Master Lease Tenant, shall be held in trust by Borrower or the Master Lease Tenant, as the case may be, for the benefit of Lender and shall be paid over to Lender within one (1) Business Day of receipt).

               (v)  Notwithstanding the terms of clauses (ii) and
     (iii) above, Lender shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

          (b) Borrower's Right to Apply to Restoration. In the event either of (i) a Casualty that involves a loss of less than five percent (5%) of the outstanding principal balance of the Loan or (ii) a Condemnation where the loss is in an aggregate amount less than five percent (5%) of the outstanding principal balance of the Loan, Lender shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Lender) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the applicable Mortgaged Property (the "RESTORATION"), in the manner required hereby, provided and on the condition that, no Event of Default shall have occurred and be then continuing and, in the reasonable judgment of Lender:

               (i) the applicable Mortgaged Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any Leases or Material Agreements and the proceeds of any rental loss or business interruption insurance which Borrower receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not less useful than the same was prior to the Casualty or Condemnation,

               (ii) the applicable Mortgaged Property after such restoration will adequately secure the outstanding balance of the Loan,

               (iii)     the Restoration can be completed by the
     earliest to occur of:

                    (A)  the 180th day following the receipt of
          the Proceeds (or if earlier, the 365th day after the Casualty or Condemnation, as applicable), or, with Rating Confirmation, such longer period as may reasonably be required,

                    (B)  the 180th day prior to the Maturity
          Date, and

                    (C)  with respect to a Casualty, the
          expiration of the payment period on the rental-loss insurance coverage in respect of such Casualty, and

               (iv) after receiving reasonably satisfactory evidence to such effect, during the period of the Restoration, the sum of (A) income derived from the Mortgaged Properties, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable together with such other monies as Borrower may irrevocably make available for the restoration, will equal or exceed one hundred five percent (105%) of the sum of
     (1) Operating Expenses and (2) the Debt Service.

Notwithstanding the foregoing, if any of the conditions set forth in the proviso in this clause (b) is not satisfied, then, notwithstanding anything herein to the contrary, unless Lender shall otherwise elect, at its sole option, the Proceeds shall be applied to the prepayment of the Loan in accordance with the terms of Section 8.1.2(d), and Borrower shall be entitled to receive a release of the Lien of the Mortgage and the other Loan Documents in accordance with and subject to the terms of
Section 2.4.2 if the Debt has been paid in full.

          (c) Lender's Right to Apply to Repayment. In the event of a Casualty where the loss is in an aggregate amount equal to or greater than five percent (5%) of the outstanding principal amount of the Loan (a "MATERIAL CASUALTY"), or a Condemnation where the loss is in an aggregate amount equal to or greater than five percent (5%) of the outstanding principal amount of the Loan (a "MATERIAL CONDEMNATION"), then Lender shall have the option (to be exercised by notice to Lender given not later than the thirtieth (30th) day after the receipt of the Proceeds) to apply the net Proceeds to the prepayment of the Debt in accordance with Section 8.1.2(d) (and Borrower shall be entitled to receive a release of the Lien of the applicable
Mortgage and the other Loan Documents in accordance with the terms of Section 2.4.2 if the Debt has been paid in full) or, provided the conditions set forth in the proviso in
Section 8.1.2(b) are complied with, to have such Proceeds applied to reimburse Borrower for the cost of any Restoration in the manner set forth below in Section 8.1.2(e) (and Lender shall be deemed to have elected prepayment if it shall fail to have given such notice within said 30-day period); provided, however, that if (x) an Operating Agreement provides that such Proceeds must be applied to restoring the applicable Mortgaged Property, (y) in the reasonable judgment of Lender, the Mortgaged Property can be restored within twelve (12) months and prior to the Anticipated
Prepayment Date to an economic unit not less valuable and not less useful than the same was prior to the Casualty or Condemnation and, after such restoration, will adequately secure the outstanding balance of the loan and (z) no Event of Default has occurred and is continuing, Lender shall be obligated to make such Proceeds available for the Restoration of such Mortgaged
Property.

          (d) Application of Prepayment. Any application of Proceeds to the Debt pursuant to Section 8.1.2(b) or (c) shall be without any prepayment premium or penalty except that if an Event of Default has occurred and is continuing, then Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Payments, if any, that would be required in respect of the principal being prepaid assuming Section 2.3.4 were applicable. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note and shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. At Lender's sole discretion, the Proceeds may be applied to reimburse the Borrower (on a monthly basis) for restoration costs.

          (e)  Manner of Restoration and Reimbursement.  If
Borrower is entitled pursuant to Section 8.1.2(b) or (c) to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon Lender being furnished with
(i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the Final
Completion of the Restoration shall exceed ninety-five percent
(95%) of the value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Lender shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Borrower's architect or contractor and approved by Lender in its reasonable discretion), and Borrower shall have deposited with Lender Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty shall be paid to Borrower after payment of such costs of Restoration. Any surplus which may remain out of Proceeds received pursuant to a Condemnation shall be escrowed with Lender as security for the Debt after payment of such costs of Restoration.

          (f) Notwithstanding anything to the contrary set forth in this Section 8.1.2(b), Lender and Borrower agree that, at all times while the Master Lease is in full force and effect with respect to a Mortgaged Property, if (i) neither Master Tenant nor Borrower shall elect to terminate the related Master Lease and
(ii) Master Tenant shall elect to restore such Mortgaged Property after the occurrence of a Casualty or Condemnation affecting such Mortgaged Property pursuant to the terms and provisions of the related Master Lease, then (A) any related Proceeds shall be deposited with the Disbursing Agent and shall be disbursed by the Disbursing Agent to Master Tenant for application to the Restoration of the related Mortgaged Property in accordance with the terms and provisions of an escrow agreement among Borrower, Master Tenant and the Disbursing Agent which escrow agreement
(1) shall provide for the disbursement of the deposited Proceeds as the Restoration of the related Mortgaged Property is completed in accordance with an Application and Certificate in the form of AIA Document G702 to be properly completed and executed by the Master Tenant's contractor (or by Master Tenant if Master Tenant acts as its own contractor) and architect and submitted to the Disbursing Agent in connection with each disbursement of any portion of the deposited Proceeds, (2) shall provide for the disbursement of the portion of the deposited Proceeds of any such completed and executed Application and Certificate within five
(5) Business Days of Disbursing Agent's receipt thereof,
(3) shall provide for the release of the deposited Proceeds to Borrower if Master Tenant shall fail to complete the Restoration of the related Mortgaged Property in accordance with the related Master Lease, (4) shall be in form and substance satisfactory to Lender and (5) shall provide that such escrow agreement may not be modified or amended without the prior written consent of Lender; (B) Borrower shall immediately pay to Lender any related Proceeds released to Borrower by the Disbursing Agent pursuant to the escrow agreement described in clause (A) above, which Proceeds shall be applied in accordance with the terms and provisions of Section 8.1.2(b)-(e); and (C) the terms and provisions of this Section 8.1.2 shall be deemed to be satisfied so long as Master Tenant diligently pursues and completes the Restoration of such Mortgaged Property in accordance with the terms and provisions of the Master Lease. If Borrower shall elect to restore any Mortgaged Property affected by a Casualty or Condemnation pursuant to the terms and provisions of the related Master Lease, Borrower's rights and obligations with respect to the related Restoration and Proceeds shall be as set forth in this Section 8.1.2.

          8.1.3 CONDEMNATION. (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Mortgaged Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

          (b) Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed Two Hundred Thousand and No/100 Dollars ($200,000), Borrower may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event a Condemnation, where the loss exceeds Two Hundred Thousand and No/100 Dollars ($200,000), Borrower may settle and compromise the Proceeds only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, this Agreement and the other Loan Documents, and the Debt shall not be reduced unless and until any Proceeds shall have been actually received and applied by Lender to expenses of collecting such Proceeds and to discharge of the Debt. Lender shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Note. Borrower shall cause any Proceeds that are payable to Borrower to be paid directly to Lender to be held and applied in accordance with the terms hereof.

          (c) Notwithstanding anything to the contrary set forth in Section 8.1.3(b), Lender and Borrower agree that, at all times while a Master Lease is in full force and effect with respect to a Mortgaged Property, Master Tenant may pursue a separate claim against the applicable Governmental Authority in connection with a Condemnation affecting such Mortgaged Property in accordance with the terms and provisions of the related Master Lease without the consent or participation of Lender, provided that (i) no Event of Default shall have occurred and be continuing,
(ii) neither Master Tenant nor Borrower shall elect to terminate the related Master Lease and Tenant shall have elected to restore such Mortgaged Property in accordance with the terms and provisions of the related Master Lease and (iii) any Proceeds resulting from such separate claim shall be paid and applied in accordance with Section 8.1.2(f).

IX.  ACCOUNTS AND RESERVES

SECTION 9.1    ESTABLISHMENT AND MAINTENANCE OF LOCK-BOX DEPOSIT
ACCOUNT.

          On or prior to the Closing Date, Borrower shall establish with a depository institution designated by Lender, a separate interest-bearing account (the "DEPOSIT ACCOUNT"). The
Deposit Account shall be in the name of and under the sole dominion and control of Lender, subject only to Lender's obligations hereunder to advance funds therefrom in accordance with this Agreement, and Borrower shall not have the authority or power to make withdrawals from the Deposit Account. Borrower shall, not later than the tenth (10th) day after the Closing
Date, by notice to each Tenant and each other party to an Operating Agreement, direct each Tenant and such other party to make all checks in respect of all sums due to Borrower under the Leases and Operating Agreements payable directly to the Deposit
Account and to deliver such checks and payments directly to Lender or its agent (and the form of such notice shall be subject to the approval of Lender, and if the Deposit Account is changed, a comparable notice shall be sent to each Tenant). Without limiting the foregoing, if Borrower or Property Manager shall receive any checks in respect of sums due under any Lease or Operating Agreement that is made payable in a manner contrary to the foregoing requirements of this Section, or any funds in respect of such sums by wire transfers or other means, then
Borrower shall deposit upon receipt, and shall direct Property
Manager to deposit upon receipt, such checks and funds in the Deposit Account (and in any event not later than the close of business on the Business Day the same is received by Borrower or Property Manager). Funds in the Deposit Account shall not be commingled with any other monies. Without limiting the foregoing, all deposits into the Deposit Account will be made in accordance with the terms and provisions of the Deposit Account
Agreement. Any Rents and other amounts deposited into the Deposit Account shall be applied and disbursed in accordance with the terms and provisions of Section 9.4 and the Deposit Account
Agreement. Borrower shall notify any Property Manager of the terms of this Section 9.1. Lender shall cause the Eligible
Institution which maintains the various accounts to provide the Borrower with access (via computer connection) during normal business hours to account information, to be updated no less frequently than every Business Day, regarding the Deposit
Account, the Tax, Insurance and Ground Lease Escrow Account, the
Termination Payment Account and the Reserve Accounts in accordance with the computer access procedures of such Eligible Institution.

SECTION 9.2    RESERVE ACCOUNTS.

          9.2.1 ESTABLISHMENT AND MAINTENANCE OF RESERVE ACCOUNTS. At the respective times set forth below in subsections
(a), (b), (c) and (d) of this Section 9.2.1, Borrower shall establish with a depository institution designated by Lender, as separate accounts (and the amounts therein shall be invested in Permitted Investments), the following reserve accounts on or prior to the Closing Date:

          (a) an account in the initial amount of $0.00 for the payment of the cost of remediating the Deferred Maintenance
Conditions (the "DEFERRED MAINTENANCE RESERVE ACCOUNT") in accordance with Section 9.2.2.

          (b)  an account for the payment of Unfunded Obligations
(the "UNFUNDED OBLIGATIONS RESERVE ACCOUNT") in accordance with
Section 9.2.2.;

          (c) an account in an amount equal to $0.10 per year per usable square foot of space at the Mortgaged Properties, based on 834,720 usable square feet, for the payment of routine capital improvements (excluding tenant improvements and leasing commissions and Deferred Maintenance Conditions) at the Mortgaged Property (the "CAPITAL RESERVE ACCOUNT") in accordance with
Section 9.2.2. All subsequent deposits or transfer of funds shall be made in accordance with Section 9.4; and

          (d) an account for the deposit of all funds remaining after the payments made pursuant to Section 9.4.1(1) through
(4) during a Low Debt Service Trigger Period (the "DEBT SERVICE
ACCOUNT").

Prior to any transfer of a Master Lease Tenant's interest in the Master Lease, Borrower shall establish an account for the amounts required to be deposited by Borrower pursuant to
Section 5.1(s)(4) of this Agreement (the "MASTER LEASE ROLLOVER ACCOUNT"). Each of the Deferred Maintenance Reserve Account, the Unfunded Obligations Reserve Account, the Capital Reserve Account, the Debt Service Account and the Master Lease Rollover Account (each, a "RESERVE ACCOUNT") shall be in the name of and under the sole dominion and control of Lender, subject only to Lender's obligations hereunder to advance funds therefrom in accordance with this Agreement, and Borrower shall not have the authority or power to make withdrawals from the Reserve Accounts. The amount required in each Reserve Account as of the Closing Date may, at Lender's election, be deposited on Borrower's behalf by the funding of such amount by Lender from the Loan proceeds. Funds in each Reserve Account shall not be commingled with any other monies. Borrower shall pay the costs of establishing and maintaining any Reserve Account.

          9.2.2 DISBURSEMENTS FROM THE RESERVE ACCOUNTS. Borrower shall have the right to obtain disbursements from time to time: (w) with respect to the Unfunded Obligations Reserve Account, for leasing commissions and tenant improvement costs incurred by Borrower prior to the Closing Date, (x) with respect to the Capital Reserve Account for routine capital improvements made by Borrower at the Mortgaged Property in accordance with the terms hereof (excluding tenant improvements and leasing commissions and Deferred Maintenance Conditions), (y) with respect to the Deferred Maintenance Reserve Account, for expenses incurred by Borrower in remediating any Deferred Maintenance Condition in accordance with the terms hereof, and (z) with respect to the Master Lease Rollover Account, for leasing commissions and tenant improvement costs incurred by Borrower in connection with any new Lease of all or any portion of the space subject to the related Master Lease assigned by Master Tenant in accordance with the terms hereof, in each case on the following terms and conditions:

          (a) disbursements shall be made only to pay or to reimburse Borrower in respect of actual costs of the work or services, which costs were approved by Lender (such approval not to be unreasonably withheld or delayed) or made in accordance with Section 7.1;

          (b) each request for disbursement from any Reserve Account shall be substantially in a form attached hereto as Exhibit C, shall specify the work or services for which the disbursement is requested and shall include an Officer's Certificate certifying that such funds will be applied to pay or reimburse for materials, work or services permitted hereunder and done in accordance herewith and copies of invoices for all items or materials purchased and all contracted labor or services provided;

          (c) Lender shall have received from Borrower evidence reasonably satisfactory to Lender that Borrower has incurred such expenses and that any materials for which the request is made are on site at the Mortgaged Property and are properly secured or have been installed in the Mortgaged Property; with respect to disbursements from the Deferred Maintenance Reserve Account, funds remaining in the Deferred Maintenance Reserve Account are, in Lender's reasonable judgment, sufficient to pay the balance of the items contemplated to be funded therefrom when required to be so paid, and Lender shall receive any Lien waivers or other releases which would customarily be obtained with respect to the work in question;

          (d) Lender shall disburse the amount requested by Borrower for such expenses from the Reserve Account in question, or authorize such disbursement, within five (5) Business Days after the receipt of Borrower's request for such disbursement and the satisfaction of the other conditions set forth above in this Section, but in no event more often than once in any 15-day period, provided, however, with respect to the Deferred Maintenance Reserve Account, in no event shall the amount so disbursed exceed the amount set forth on Schedule 1 for the remediation of the item in question.

          9.2.3 DISBURSEMENTS FROM DEFERRED MAINTENANCE ACCOUNT UPON COMPLETION OR DETERMINATION. Upon the completion of the remediation of all of the Deferred Maintenance Conditions to the reasonable satisfaction of Lender, Lender shall disburse to Borrower from the Deferred Maintenance Reserve Account any amounts remaining therein. In addition, if Lender shall determine in its discretion, reasonably exercised, and concurred in by a Rating Confirmation, that one or more Deferred Maintenance Conditions do not in fact require remediation, then Lender shall disburse from the Deferred Maintenance Reserve Account the amount reserved for such work.

          9.2.4 RELEASE OF RESERVE ACCOUNTS UPON REPAYMENT. Lender shall pay to Borrower, on the date that the Debt shall be paid in full by Borrower or on the Defeasance Date in the event of a Defeasance pursuant to Section 2.3.2, all amounts remaining in the Reserve Accounts and the Deposit Account.

          9.2.5 OBLIGATIONS UNAFFECTED. The insufficiency of any balance in any Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

          9.2.6 DISBURSEMENTS FROM THE DEBT SERVICE ACCOUNT. During any Low Debt Service Trigger Period, all funds remaining in the Deposit Account after the payments made pursuant to
Section 9.4.1(1) through (4) shall be deposited into the Debt Service Account. Upon the occurrence of a Low Debt Service Application Event, all amounts in the Debt Service Account shall be applied to the Debt in such order and priority as Lender may determine. Borrower shall have the right, upon written request of Lender, to obtain a disbursement of all funds then in the Debt Service Account upon the occurrence of a Low Debt Service Return Event.

SECTION 9.3    TAX, INSURANCE AND GROUND LEASE ESCROW ACCOUNT.

          9.3.1 ESTABLISHMENT. Upon the commencement and during the continuance of a Tax, Insurance and Ground Lease Escrow Period, Borrower shall establish and maintain with Lender (or if Lender is not a depository institution or if Lender shall otherwise elect, with one or more depository institutions selected by Lender) a separate account (the "TAX, INSURANCE AND GROUND LEASE ESCROW ACCOUNT"), and Borrower shall deposit therein on each Payment Date:

          (a) one-twelfth (1/12) of the Taxes and Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective delinquent dates,

          (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, and

          (c) one-twelfth (1/12) of the annual rents (base and additional) and any other charges payable by Borrower under the Ground Leases during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such rents and other charges under the Ground Leases at least thirty
(30) days prior to the date on which such amounts are due.

          9.3.2 APPLICATION GENERALLY. Lender will apply amounts in the Tax, Insurance and Ground Lease Escrow Account either: (x) to pay Taxes and Other Charges, Insurance Premiums and rents and other charges under the Ground Leases required to be made by Borrower hereunder and thereunder (and so long as the Tax, Insurance and Ground Lease Escrow Account shall have a balance at least equal to the then-payable Taxes, Other Charges, Insurance Premiums and rents and other charges under the Ground Leases, Borrower shall not be in default hereunder if Lender shall have not so applied such balance to the payment of such Taxes, Other Charges, Insurance Premiums and rents and other charges under the Ground Leases, unless Lender shall have not so applied such balance at the request of Borrower) or (y) to reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance reasonably satisfactory to Lender, subject, however, to Borrower's right to contest Taxes and Other Charges in accordance with the terms hereof. In making any payment from or to the Tax, Insurance and Ground Lease Escrow Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges), insurer or agent (with respect to Insurance Premiums) or ground lessor under any Ground Lease, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written notice by Borrower of such inaccuracy, invalidity or other contest, in each case in accordance with Section 5.1(b)(ii). If the amount in the Tax, Insurance and Ground Lease Escrow Account shall exceed the amounts due for Taxes and Other Charges, Insurance Premiums and rents and other charges under the Ground Leases, Lender shall, at its option, return any excess to Borrower or credit such excess against future payments to be made to the Tax, Insurance and Ground Lease Escrow Account. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to have Lender apply amounts deposited in the Tax, Insurance and Ground Lease Escrow Account on account of Taxes and Other Charges toward the payment of such Taxes and Other Charges prior to their delinquent dates for the purpose of achieving a discount on such Taxes and Other Charges obligation. If at any time Lender determines that the amount in the Tax, Insurance and Ground Lease Escrow Account is not or will not be sufficient to pay the items set forth in Sections 9.3.1(a) and 9.3.1(b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty
(30) days prior to delinquency of the Taxes and Other Changes, the expiration of the Policies or the date on which the rents and other changes are due and payable under the Ground Leases, as the case may be.

SECTION 9.4    DISBURSEMENTS FROM THE DEPOSIT ACCOUNT; BORROWER'S
OBLIGATION TO FUND DEPOSIT ACCOUNT.

          9.4.1 DISBURSEMENTS. On each Payment Date, provided no Event of Default has occurred and is continuing, and subject to Section 9.4.2, Lender shall transfer from the Deposit Account (or authorize such transfer), to the extent available therein, payments in accordance with the following priorities:

               (1) First, upon the commencement and during the continuance of a Tax, Insurance and Ground Lease Escrow Period, payments to the Tax, Insurance and Ground Lease Escrow Account in the amount required to be reserved pursuant to Section 9.3;

               (2)  Second, payments to Lender to pay the Monthly
     Debt Service Payment Amount, which amount shall immediately be available and payable to Lender;

               (3) Third, to Borrower in an amount equal to the Operating Expenses in accordance with the Annual Budget for the month immediately prior to the month in which such Payment Date occurs; provided that Borrower shall have delivered to Lender an Officer's Certificate, dated no less than five (5) days prior to such Payment Date, that there is not outstanding for more than sixty (60) days any amounts claimed by any creditor to be due and owing from Borrower (except for claims Borrower is in good faith contesting and the payment for which Borrower has escrowed with Lender), and that the amounts disbursed to Borrower pursuant to this clause (c) shall be used by Borrower solely to pay its creditors; provided further that Borrower shall have the right, by notice given to Lender not later than the sixth
     (6th) Business Day prior to the Payment Date, to request an additional amount to pay Operating Expenses in excess of the budgeted amount with respect to the Mortgaged Properties, up to one hundred five percent (105%) of the budgeted amount on a cumulative year-to-date basis (less any amounts previously received by Borrower pursuant to this proviso in any prior month during such year), but in no event shall such additional amount exceed more than fifteen percent (15%) of such month's budgeted amount for Operating Expenses; such notice by Borrower shall be accompanied by an Officer's Certificate certifying that the additional amount requested is required to pay Operating Expenses in excess of those budgeted;

               (4) Fourth, to the Capital Reserve Account, the amount equal to one-twelfth (1/12th) of the product of $0.10 multiplied by 834,720 (the usable square footage of the Mortgaged Properties);

               (5)  Fifth, during any Low Debt Service Trigger
     Period, all amounts remaining after payment of the items set forth in clauses (1) through (4) above shall be disbursed to the Debt Service Account.

               (6)  Sixth, from and after the Anticipated
     Prepayment Date payments for extraordinary Capital
     Expenditures approved in writing by Lender;

               (7)  Seventh, from and after the Anticipated
     Prepayment Date payments to Lender to prepay the outstanding principal of the Note until such principal amount is paid in full;

               (8)  Eighth, from and after the Anticipated
     Prepayment Date payments to Lender to be applied to the payment of accrued and unpaid Additional Interest;

               (9) Ninth, payments to Lender to pay any interest at the Default Rate due and owing under the Loan Documents and any other amounts due under the Loan Documents; and

               (10) Tenth, provided no Event of Default exists, to Borrower or any Person designated by Borrower, or such Person as may be lawfully entitled thereto, provided that in Lender's sole discretion, Lender may permit a distribution under this clause (10) notwithstanding the occurrence of an Event of Default.

          9.4.2 OBLIGATION TO FUND; DEEMED PAYMENT. In the event that on any Payment Date the amount in the Deposit Account shall be insufficient to make all of the transfers described in
Section 9.4.1(1) through (4) above, Borrower shall deposit into the Deposit Account on such Payment Date the amount of such deficiency (without the need for any notice or demand from Lender for such amount (but subject to the terms of the Deposit Account Agreement)), and if Borrower shall fail to make such deposit, the same shall be an Event of Default and, in addition to all other rights and remedies provided for hereunder, Lender may disburse and apply the amounts in the Deposit Account in such order as Lender may determine. Notwithstanding the foregoing, Borrower shall not be obligated to deposit a deficiency in accordance with the immediately preceding sentence to the extent that Borrower shall have paid directly any amount included within the budgeted amounts for which disbursement would otherwise be made for the month in question in accordance with Section 9.4.1(1) or 9.4.1(4), as established to Lender's reasonable satisfaction prior to the date that Borrower shall otherwise be obligated to deposit such deficiency in accordance with the immediately preceding sentence of this Section 9.4.2. If on any Payment Date the amount in the Deposit Account shall be sufficient to make all of the transfers described in Section 9.4.1(1) through (4) above, Borrower shall be deemed to have paid the Monthly Debt Service Payment Amount unless Lender is legally constrained from transferring such amount in accordance with Section 9.4.1(1) through (4) above by reason of any insolvency related to Borrower or any other event.

          9.4.3 BORROWER TO PROVIDE FOR RECONCILIATION OF EXCESS DISBURSEMENTS. In the event that the quarterly reports delivered by Borrower pursuant to Section 5.1(j)(iv)(B) shall show that the actual Operating Expenses incurred by Borrower with respect to the period covered by such report shall be different than the amounts actually received by Borrower as disbursements from the Deposit Account pursuant to Section 9.4.1(3), including the second proviso thereof, during such period (or such difference shall otherwise be established), and the Capital Reserve Account has a balance less than the balance that such Reserve Account(s) would otherwise have had, or Lender received less than it would have received under Section 9.4.1(6), (7) or
(8), if the amounts disbursed to Borrower pursuant to
Section 9.4.1(3) equaled such actual Operating Expenses, then Borrower shall deposit into such Reserve Account(s) the amount that should otherwise have been deposited into such Reserve Account(s) or paid to Lender as Default Interest, as applicable. Such deposit or payment shall be made not later than five
(5) Business Days after the date on which Borrower's quarterly report under Section 5.1.(j)(iv)(B) is required to be delivered hereunder.

SECTION 9.5    NO RELEASE IF EVENT OF DEFAULT EXISTS.

          Notwithstanding the terms hereof, in no event shall Lender have any obligation to disburse funds from the Deposit Account, Tax, Insurance and Ground Lease Escrow Account or any Reserve Account for so long as an Event of Default shall have occurred and be continuing.

SECTION 9.6    GRANT OF SECURITY INTEREST; RIGHTS UPON DEFAULT.

          (a) Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Document on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Deposit Account, the Termination Payment Account, each Reserve Account and the Tax, Insurance and Ground Lease Escrow Account, together with the deposits therein, including all interest earned thereon and Permitted Investments held therein. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Deposit Account, the Termination Payment Account, any Reserve Account or the Tax, Insurance and Ground Lease Escrow Account, or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Lender as the secured party, to be filed with respect thereto.

          (b) Upon the occurrence of an Event of Default, Lender may apply amounts in the Deposit Account, the Termination Payment Account, any Reserve Account and the Tax, Insurance and Ground Lease Escrow Account (or any portion thereof) for any of the following purposes relating to the Loan or Borrower's obligations hereunder or under any other Loan Document, and in any order, as Lender shall elect in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) rents, additional rents or any other charges payable under any Ground Lease;
(iv) interest on the unpaid principal balance of the Note;
(v) amortization of the unpaid principal balance of the Note;
(vi) completion of all work required to be performed hereunder;
(vii) reimbursement of Lender for all losses and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (viii) the cost of any repair or replacement to any Mortgaged Property; (ix) payment of any amount expended in exercising rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; or (x) any other portion of the Debt, including the Yield Maintenance Payments applicable to any full or partial prepayment; provided Yield Maintenance Payments will not be applied to repayment of the Debt prior to payment in full of all principal and accrued interest.

SECTION 9.7    LENDER NOT RESPONSIBLE.

          Nothing in this Article IX or elsewhere in the Loan Documents shall make Lender responsible for making or completing any work in respect of any Mortgaged Property, or obligate Lender to demand from Borrower additional sums to make or complete any work.

SECTION 9.8    INSPECTIONS; UNDERTAKING OF WORK.

          (a) Borrower shall permit Lender and Lender's agents and representatives (including Servicer, Special Servicer, Lender's engineer, architect or inspector) to enter onto any Mortgaged Property during normal business hours after reasonable notice (subject to the rights of Tenants under the Leases) to inspect the progress of any work being performed by or on behalf of Borrower, including any Alterations, and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto and, following an Event of Default, to undertake and complete any work required to be undertaken in accordance with the terms hereof. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 9.8 or the undertaking or completion of work pursuant to this Section 9.8.

          (b) Lender may inspect any Mortgaged Property in connection with any work undertaken by or on behalf of Borrower at such Mortgaged Property (subject to the limitations set forth in Section 9.8(a) above) prior to disbursing funds, from any Reserve Account or otherwise, for such work. For any work (or series of related items of work) costing in excess of the Threshold Amount, Lender, at Borrower's expense, may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts therefor. Borrower shall pay a reasonable inspection fee for each inspection conducted by a third party.

          (c) Borrower shall collaterally assign to Lender, as additional security for the Loan, all rights and claims Borrower may have against all Persons supplying labor or materials in connection with any Alterations; provided, however, Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

X.   DEFAULTS

SECTION 10.1   EVENT OF DEFAULT.

          (a) Each of the following events shall constitute an event of default hereunder (each, an "EVENT OF DEFAULT"):

               (i) if any portion of the Debt is not paid when due (subject to the final sentence of Section 9.4.2);

               (ii) if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, subject to Borrower's right to contest Taxes in accordance with Section 5.1(b)(ii) and subject to Section 9.3.2(x);

               (iii) if the Policies are not kept in full force and effect, or if copies of ACCORD 27 certificates of insurance, or their equivalent, for the Policies are not delivered to Lender upon request, and in either case, such Default is not cured within ten (10) days after written notice thereof from Lender;

               (iv) if (A) Borrower transfers or encumbers all or any portion of any Mortgaged Property except as permitted hereunder, or (B) any direct or indirect interest in Borrower is transferred or assigned, other than, in each case, for Permitted Encumbrances or as permitted pursuant to
     Section 6.1(i);

               (v) if any representation or warranty made by Borrower herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was made;

               (vi) if Borrower shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts;

               (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

               (viii)    if Borrower attempts to assign its
     respective rights under this Agreement or under any other
     Loan Document or any interest herein or therein in contravention of this Agreement or any of the Loan
     Documents;

               (ix) if Borrower breaches any of its negative covenants contained in Section 6.1 or if Borrower breaches any covenant contained in Section 4.1(cc), Section 5.1(j) or
     (s) or Section 7.2 and, if the same is susceptible of cure and the same is not cured within fifteen (15) days after written notice thereof from Lender; provided, however, that no cure of a breach of any covenant contained in
     Section 4.1(cc) shall be effective unless Borrower causes to be delivered to Lender an opinion as to non-consolidation in form and substance and from counsel reasonably satisfactory to Lender, which opinion takes into account such breach;

               (x)  if an Event of Default as defined or
     described in any of the other Loan Documents occurs, a default beyond any applicable notice or grace period occurs under any Master Lease, a default under the Cooperation Agreement occurs prior to Securitization, or if any other such event shall occur or condition shall exist that results in the acceleration of the maturity of any portion of the Debt or permits Lender to accelerate the maturity of all or any portion of the Debt in accordance with the terms of any such Loan Document or the Cooperation Agreement;

               (xi) subject to the final sentence of
     Section 9.4.2, if Borrower shall be in default of its obligations to make deposits into the Tax, Insurance and Ground Lease Escrow Account, the Deferred Maintenance
     Reserve Account, the Unfunded Obligations Reserve Account or the Capital Reserve Account or in any other reserve or escrow account required hereunder; or

               (xii) if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but the aggregate cure period under this subsection (xii) shall exceed ninety
     (90) days.

               (xii)     if Borrower shall fail, beyond any
     applicable notice and grace period permitted to Borrower under any Ground Lease, in the payment of any rent, additional rent or other charge mentioned in or made payable under such Ground Lease when such rent or other charge is due and payable; or if the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever.

          (b) Upon the occurrence of an Event of Default and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement or any other Loan Document, or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Mortgaged Properties, including declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clauses (vi), (vii) or
(viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding), and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and all or any portion of the Mortgaged Properties, including all rights or remedies available at law or in equity.

SECTION 10.2   REMEDIES.

          Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law (including, without limitation, an action for collection) or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Mortgaged Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other
Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Mortgaged Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

SECTION 10.3   REMEDIES CUMULATIVE.

          The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to Borrower or to impair any remedy, right or power consequent thereon.

XI.  PROPERTY MANAGEMENT

SECTION 11.1   TERMINATION OF PROPERTY MANAGER.

          Borrower represents, warrants and covenants that any Property Management Agreement hereafter entered into shall be an Acceptable Property Management Agreement and shall provide Borrower with the right to terminate the Property Management Agreement with respect to any applicable Mortgaged Property, without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days' notice, if any of the following shall occur:

               (i)  Net Operating Income for any Mortgaged
     Property subject to the Property Management Agreement for the twelve (12) full calendar month period immediately preceding the date of such notice is less than eighty-five percent (85%) of the Closing Date NOI for such Mortgaged Property;

               (ii) the Loan shall be outstanding after the Anticipated Prepayment Date; or

               (iii)     there exists an Event of Default under
     this Agreement and the Loan has been accelerated.

Unless otherwise waived by Lender, in the circumstances described in (i), (ii) or (iii) above, Borrower shall, within five
(5) Business Days after Lender's written request, issue a notice of termination to terminate any such Property Management Agreement and replace the Property Manager with an Acceptable Property Manager, on commercially reasonable terms and conditions. All calculations of Net Operating Income shall be calculated by Lender pursuant to audits conducted by Lender, at Borrower's sole cost and expense, all in accordance with Lender's customary audit policies and procedures, subject to the limitations set forth in Section 12.13(a)(i). If Borrower fails to issue the notice of termination to the Property Manager in the manner required above within said five-Business Day period, then Lender shall have the right, and Borrower hereby irrevocably authorizes Lender, at its sole option, to terminate on behalf and in the name of Borrower, the Property Manager in accordance with the foregoing provisions of this Section 11.1, provided that Lender shall not have any liability if Lender shall not exercise such authority.

          Each Property Management Agreement hereafter entered into by Borrower shall be in form and substance satisfactory to Lender, shall be collaterally assigned to Lender and any fees payable to Property Manager thereunder shall be subordinated to the Loan and this Agreement and the other Loan Documents.

XII. MISCELLANEOUS

SECTION 12.1   SURVIVAL.

          This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt of Borrower is outstanding and unpaid. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person (provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder). All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

SECTION 12.2   PERMITTED INVESTMENTS; ELIGIBLE ACCOUNTS; ELIGIBLE
INSTITUTIONS.

          Lender shall invest any amounts to be held by Lender in accordance with the terms of this Agreement or any other Loan Document (other than amounts held in the Deposit Account, which shall be an interest bearing account), pending the application of such amounts to the purposes herein or therein provided, in one of the Permitted Investments as directed by Borrower from time to time (provided no Event of Default has occurred and is continuing); or Lender from time to time (if any Event of Default has occurred and is continuing). Lender shall not be responsible for its inability to invest funds received after 1:30 p.m.
New York City time, but shall invest such sums on the following Business Day. After application to the purposes for which any amounts invested pursuant to this Section 12.2 are held and so long as no Event of Default has occurred and is continuing hereunder, any investment income earned from such investments shall be paid to Borrower. All accounts maintained hereunder, including the Deposit Account, the Reserve Accounts and the Tax, Insurance and Ground Lease Escrow Account, shall, at Lender's election, be (1) an account or account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution (as defined below) or (2) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title
12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity (such accounts, "ELIGIBLE ACCOUNTS"). "Eligible Institutions" are institutions whose (1) commercial paper, short-term debt obligations or other short-term deposits are rated at least "A 1+" or the equivalent by the applicable Rating Agencies, if the deposits are to be held in the account for less than thirty (30) days, or (2) long-term unsecured debt obligations are rated at least "AA" or the equivalent, if the deposits are to be held in the account for more than thirty (30) days. Following a rating downgrade, withdrawal, qualification or suspension of such institution's rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each
Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Lender (and subsequent to any Securitization, shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Certificates), (C) shall be under the sole dominion and control of Lender, and should contain only funds held for its benefit. The out-of-pocket costs reasonably incurred in establishing and maintaining any account or reserve held by Lender pursuant to this Agreement or any other Loan Document shall be borne by Borrower.

SECTION 12.3   GOVERNING LAW; CONSENT TO JURISDICTION.

          (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE
PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND
TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL
RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND
PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED
STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR
THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND
SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE
OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING
TO THE LAW OF THE STATE IN WHICH THE APPLICABLE MORTGAGED
PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE
OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF
ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED
BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES
ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION
GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE
NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK PURSUANT TO Section 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR
BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE
INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK,
PURSUANT TO Section 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE
TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING,
AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF
ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES
HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM WITH OFFICES
AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED
AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND
ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR
PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK,
AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID
ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR
DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE
DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON
BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF
NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY
CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT
ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED
AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE
DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND
(III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS
AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK
OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

SECTION 12.4   MODIFICATION, WAIVER IN WRITING.

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

SECTION 12.5   DELAY NOT A WAIVER.

          Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

SECTION 12.6   NOTICES.

          All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) facsimile transmission with documentation of delivery, to be followed by delivery by certified or registered mail or expedited delivery service, or
(c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address or facsimile number and to the attention of such other person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

     If to Lender:  Archon Financial, L.P.
          600 East Las Colinas Boulevard
          Suite 800
          Irving, Texas  75039
          Attention:  General Counsel
          Facsimile No.:  (972) 830-7698

     and  Goldman Sachs Mortgage Company
          85 Broad Street
          New York, New York  10004
          Attention:  Ms. Barbara Jozefiak
          Facsimile No.:  (212) 902-3684

     with copies to:     Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038
          Attention:  W. Christopher White, Esq.
          Facsimile No.:  (212) 504-6666
     and  Archon Financial, L.P.
          600 East Las Colinas Boulevard
          Suite 800
          Irving, Texas  75039
          Attention:  Mr. Michael W. Forbes
          Facsimile No.: (972) 831-7698

     If to Borrower:     EPT DownREIT II, Inc.
          2029 Century Park East, Suite 422
          Los Angeles, California  90067
          Attention:  Mr. Robert Harris
          Facsimile No.:  (310) 286-9599

     and  EPT DownREIT II, Inc.
          1200 Main, Suite 3250
          Kansas City, Missouri  64105
          Attention:  Mr. David Brain
          Facsimile No.:  (816) 472-5794

     with copies to:     Stinson, Mag & Fizzell, P.C.
          1201 Walnut, Suite 2800
          Kansas City, Missouri  64106
          Attention:  Michael G. O'Flaherty, Esq.
          Facsimile No.:  (816) 691-3495

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of notice via facsimile, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

SECTION 12.7   TRIAL BY JURY.

          LENDER AND BORROWER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 12.8   HEADINGS.

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 12.9   SEVERABILITY.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 12.10  PREFERENCES.

          Subject to Article IX, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

SECTION 12.11  WAIVER OF NOTICE.

          Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

SECTION 12.12  REMEDIES OF BORROWER.

          In the event that a claim or adjudication is made that Lender or its agents, including Servicer or Special Servicer, have acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer and Special Servicer, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that Lender's action, delay or inaction has constituted gross negligence, fraud, willful misconduct or an illegal act. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 12.13  EXPENSES; INDEMNITY.

          (a) Borrower covenants and agrees to reimburse Lender upon receipt of written notice from Lender for all (i) Lender Expenses, provided, however, that so long as no Event of Default shall have occurred and be continuing, the cost of any more than one (1) audit during any calendar year performed by Lender to calculate Debt Service Coverage Ratio, Net Cash Flow, Net Operating Income, or Operating Income shall be borne by Lender, without regard to any of Lender's customary audit policies and procedures to the contrary; (ii) costs and expenses reasonably incurred by Lender in connection with (A) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender; (C) filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any other security given for the Loan or the Mortgaged Properties; and (E) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. Borrower shall pay any fees and expenses of any Servicer or any Special Servicer required pursuant to Section 8 of the Cooperation Agreement.

          (b) Borrower shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in this Agreement or the other Loan Documents; provided, however, Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten
(10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower.

SECTION 12.14  EXHIBITS AND SCHEDULES INCORPORATED.

          The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

SECTION 12.15  OFFSETS, COUNTERCLAIMS AND DEFENSES.

          Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

SECTION 12.16  NO JOINT VENTURE OR PARTNERSHIP.

          Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Properties other than that of mortgagee or lender.

SECTION 12.17  PUBLICITY.

          All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, the Loan purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of Lender; provided, however, that Lender's prior written approval shall not be required for any disclosure with respect to the Loan or the Loan Documents by Sponsor as required pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECTION 12.18  CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF
ASSETS.

          (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Mortgaged Properties and in reliance upon the aggregate of the Mortgaged Properties taken together being of greater value as collateral security than the sum of the Mortgaged Properties taken separately. Borrower agrees that each Mortgage creates a single blanket Lien encumbering all of the Mortgaged Properties so that (i) an Event of Default under any one Mortgage with respect to any Mortgaged Property constitutes an Event of Default under the Mortgages with respect to all of the Mortgaged Properties and (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage.

          (b) To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, Borrower's partners, if any, and others with interests in Borrower, and of the Mortgaged Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mortgaged Properties for the collection of the related Debt without any prior or different resort for collection, of the right of Lender or any deed of trust trustee to the payment of the related Debt out of the net proceeds of any Mortgaged Property in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrower which would require the separate sale of portions of the Mortgaged Properties.

SECTION 12.19  WAIVER OF COUNTERCLAIM.

          Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer and Special Servicer.

SECTION 12.20  CONFLICT; CONSTRUCTION OF DOCUMENTS.

          In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

SECTION 12.21  BROKERS AND FINANCIAL ADVISORS.

          Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this
Section 12.21 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

SECTION 12.22  NO THIRD PARTY BENEFICIARIES.

          This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

SECTION 12.23  PRIOR AGREEMENTS.

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

SECTION 12.24  EXCULPATION.

          Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, any Mortgage or the other Loan Documents by any action or proceeding, against Borrower (or any member, shareholder, partner or other owner of Borrower, or any director, officer, employee of any of the foregoing), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, any Mortgage and the other Loan Documents, or in any Mortgaged
Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, except as specifically provided below in this Section 12.24, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in any Mortgaged Property, the Rents and any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, any Mortgage or the other Loan Documents except for any deficiency judgment that shall be enforced solely against or collected solely from the Mortgaged Properties, the Rents or any other collateral given to Lender. The provisions of this Section shall not, however,
(a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any Mortgage;
(c) affect the validity or enforceability of or any separate guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver;
(e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by any Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Mortgaged Properties; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower or Sponsor, by money judgment or otherwise to be entered against Borrower and/or Sponsor, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with (but only to the extent of) the following:

               (i) fraud or intentional misrepresentation by Borrower in connection with the Loan or waste committed, permitted or suffered by Borrower;

               (ii) any liability under the Environmental
     Indemnity;

               (iii)     the removal or disposal by Borrower of
     any portion of any Mortgaged Property after an Event of Default;

               (iv) the application by Borrower of any Proceeds other than in accordance with the terms of this Agreement, or the application of any Rents or other revenues from the Mortgaged Properties, following an Event of Default, except to the Operating Expenses of the Mortgaged Properties or to repay the Debt or other amounts due hereunder or under the other Loan Documents;

               (v) any security deposits collected with respect to the Mortgaged Properties which are not delivered to Lender in accordance with this Agreement or upon a foreclosure of any Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof or in accordance with applicable law after the occurrence of such Event of Default; and

               (vi) the indemnification and contribution rights in favor of Lender set forth in the Cooperation Agreement.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

SECTION 12.25  LOAN ASSIGNABILITY BY LENDER.

          The Loan, and all of Lender's rights, remedies and privileges hereunder and the other Loan Documents, shall be assignable by Lender at any time and from time to time.

                 [[NO FURTHER TEXT ON THIS PAGE]]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                              ARCHON FINANCIAL, L.P., a Delaware
                              limited partnership

                              By:  ARCHON FINANCIAL, LLC, a
                              Delaware limited liability company,
                              its general partner

                                   By:
                                   Name:
                                   Title:

                              EPT DOWNREIT II, INC., a Missouri
                              corporation

                              By:
                                   Name:
                                   Title:

                            Schedule 1

                 DEFERRED MAINTENANCE CONDITIONS

                               None

                            Schedule 2

                        LEGAL DESCRIPTIONS

                            (Attached)

                            Schedule 3

                 HISTORICAL CAPITAL EXPENDITURES

                               None

                            Schedule 4

                       UNFUNDED OBLIGATIONS

                               None

                            Schedule 5

                EXCEPTIONS TO REPRESENTATIONS AND
                      WARRANTIES OF BORROWER

                               None

                            Schedule 6

                       ENGINEERING REPORTS
                            (Attached)

                            Schedule 7


                        SECURITY DEPOSITS

                               None

                            Schedule 8

                      ALLOCATED LOAN AMOUNTS

     Mortgaged Property                 Allocated Loan Amount

Grand 24, Dallas, Texas                      $12,443,986
Promenade 16, Los Angeles, California        $19,192,217
Studio 30, Houston, Texas                    $16,096,698
Ontario Mills 30, Los Angeles, California    $17,025,354
West Olive 16, St. Louis, Missouri           $11,515,330
Huebner Oaks 24, San Antonio, Texas          $10,772,406
Lennox 24, Columbus, Ohio                     $8,048,349
Mission Valley 20, San Diego, California      $9,905,660

                              EXH A-1

                            EXHIBIT A
                    DEPOSIT ACCOUNT AGREEMENT

                            (Attached)

                              EXH B-1


                            EXHIBIT B
                 SUBORDINATION, NON-DISTURBANCE
                     AND ATTORNMENT AGREEMENT

                            (Attached)

                              EXH C-


                            EXHIBIT C
                    DISBURSEMENT REQUEST FORM

                      EPT DOWNREIT II, INC.

                    RESERVE DISBURSEMENT FORM

TYPE OF DISBURSEMENT:

DISBURSEMENT TO BE MADE FROM:

Unfunded Obligations Reserve       Deferred Maintenance Reserve
Account                            Account



Capital Reserve Account            Master Lease Rollover Account

AMOUNT REQUESTED:   $________________________________

AMOUNT SPECIFIED IN LOAN AGREEMENT:  $__________________________

DATE OF REQUEST:

DATE FUNDS NEEDED:

The undersigned hereby certifies that these funds will be applied to pay or reimburse for materials or work permitted under the Loan Agreement and performed in accordance therewith and copies of invoices for all items or materials purchased and all contracted labor or services are attached hereto.

CERTIFYING OFFICER: _______________________

DISBURSE FUNDS VIA:      CHECK          WIRE

WIRING INSTRUCTIONS:______________________________
(if applicable)

LENDER APPROVAL:

NOTE:     SUPPORTING DOCUMENTATION (INVOICES) MUST BE SUBMITTED
          WITH YOUR REQUEST.